EXHIBIT 17(b)(ii)

PROSPECTUS

                             SUBJECT TO COMPLETION
                              DATED JULY 28, 1998
                                    ISG FUNDS

     The ISG Funds (the "Portfolios") are separate series of The Infinity Mutual Funds, Inc. (the "Fund"), an open-end, management investment company. By this Prospectus, the Fund is offering shares of nine Portfolios, each with a different investment policy:

o The LARGE CAP EQUITY PORTFOLIO seeks to provide investors with long-term capital appreciation and, as a secondary objective, current income. This Portfolio will invest primarily in equity securities of large capitalization (over $1 billion) domestic issuers that have the potential to provide capital appreciation and income.

o The SMALL CAP OPPORTUNITY PORTFOLIO seeks to provide investors with capital appreciation. This Portfolio will invest primarily in equity securities of small capitalization (under $1 billion) domestic issuers.

o The MID CAP PORTFOLIO seeks to provide investors with capital appreciation. This Portfolio will invest primarily in equity securities of medium-size capitalization ($500 million to $5 billion) domestic issuers.

o The EQUITY VALUE PORTFOLIO seeks to provide investors with capital appreciation and above average income yield relative to the broad stock market. This Portfolio will invest primarily in equity securities of large capitalization domestic issuers which are characterized as "value" companies.

o The INTERNATIONAL EQUITY PORTFOLIO seeks to provide investors with capital appreciation. This Portfolio will invest primarily in equity securities of foreign issuers which are established companies in economically developed countries.

o The MUNICIPAL INCOME PORTFOLIO seeks to provide investors with dividend income exempt from Federal income tax. This Portfolio will invest primarily in investment grade Municipal Obligations.

o The GOVERNMENT INCOME PORTFOLIO seeks to provide investors with current income. This Portfolio will invest primarily in securities guaranteed as to payment of principal and interest by the U.S. Government, its agencies or instrumentalities.

o The TAX FREE MONEY MARKET PORTFOLIO seeks to provide investors with as high a level of current income exempt from Federal income tax as is consistent with the preservation of capital and the maintenance of liquidity. This Portfolio will invest in short-term Municipal Obligations and will seek a stable net asset value of $1.00 per share.

o The GOVERNMENT MONEY MARKET PORTFOLIO seeks to provide investors with as high a level of current income as is consistent with the preservation of capital and the maintenance of liquidity. This Portfolio will invest primarily in securities guaranteed as to payment of principal and interest by the U.S. Government, its agencies or instrumentalities and will seek a stable net asset value of $1.00 per share.

     Each Portfolio's investment adviser is First American National Bank (the "Adviser").

     BISYS Fund Services Limited Partnership ("BISYS") serves as each Portfolio's administrator and distributor.

     By this Prospectus, Trust Shares, Class A Shares and Class B Shares of each Portfolio are being offered.

                       -----------------------------------

     AN INVESTMENT IN A MONEY MARKET PORTFOLIO IS NEITHER INSURED NOR GUARANTEED BY THE U.S. GOVERNMENT. THERE CAN BE NO ASSURANCE THAT EITHER MONEY MARKET PORTFOLIO WILL BE ABLE TO MAINTAIN A STABLE NET ASSET VALUE OF $1.00 PER SHARE.

     PORTFOLIO SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR ENDORSED OR GUARANTEED BY, THE ADVISER OR ANY OTHER BANK, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY. PORTFOLIO SHARES INVOLVE CERTAIN RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL. FOR EACH PORTFOLIO, OTHER THAN THE MONEY MARKET PORTFOLIOS, SHARE PRICE AND INVESTMENT RETURN FLUCTUATE AND ARE NOT GUARANTEED.

                       -----------------------------------

     This Prospectus sets forth concisely information about the Fund and the Portfolios that an investor should know before investing. It should be read and retained for future reference.

     The Statement of Additional Information, dated ________ __, 1998 which may be revised from time to time, provides a further discussion of certain areas in this Prospectus and other matters which may be of interest to some investors. It has been filed with the Securities and Exchange Commission and is incorporated herein by reference. The Securities and Exchange Commission maintains a Web site (http://www.sec.gov) that contains the Statement of Additional Information, material incorporated by reference, and other information regarding the Fund and Portfolios. For a free copy of the Statement of Additional Information, write to the Fund at 3435 Stelzer Road, Columbus, Ohio 43219-3035, or call 1-800-852-0045.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS

                                                                         PAGE

Fee Table..................................................................
Description of the Portfolios..............................................
Management of the Portfolios...............................................
How to Buy Shares..........................................................
How to Redeem Shares.......................................................
Shareholder Privileges.....................................................
Dividends, Distributions and Taxes.........................................
Performance Information....................................................
General Information........................................................
Appendix................................................................... A-1


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DISTRIBUTED BY:                                   INVESTMENT ADVISER:
BISYS Fund Services Limited Partnership           First American National Bank
3435 Stelzer Road                                 315 Deaderick Street
Columbus, Ohio 43219-3035                         Nashville, Tennessee 37237


o    For information about opening an account and other Fund services call:
     (800) ___________. For voice recorded price and yield information call:
     (800) 852-0045.

o    To execute purchases, redemptions and exchanges and for
     information about the status of your  account call: (800)
     852-0045.
-------------------------------------------------------------------------------

                                    FEE TABLE


                                          LARGE CAP EQUITY                SMALL CAP OPPORTUNITY
                                             PORTFOLIO                           PORTFOLIO                   MID CAP PORTFOLIO
                                     TRUST       CLASS A    CLASS B     TRUST     CLASS A    CLASS B    TRUST     CLASS A   CLASS B
                                     SHARES      SHARES     SHARES      SHARES    SHARES     SHARES     SHARES    SHARES    SHARES
                                     ------      -------    -------     ------    --------   -------    ------    -------   -------

SHAREHOLDER TRANSACTION
 EXPENSES
  Maximum Sales Load Imposed
  on Purchases (as a percentage
  of offering price)............      None       4.75%       None        None       4.75%      None      None      4.75%      None
  Maximum Deferred Sales Load
  (as a percentage of the amount
   subject to charge)...........      None       None+       4.00%       None       None+      4.00%     None      None+      4.00%
ANNUAL OPERATING EXPENSES (as a
  percentage of average daily net
    assets)
Management Fees.................      .75%        .75%        .75%        .95%      .95%        .95%     1.00%     1.00%      1.00%
12b-1 Fees......................      None        .25%        .75%       None       .25%        .75%     None       .25%       .75%
Other Expenses..................      .29%        .29%        .39%        .38%      .38%        .48%      .__%      .__%       .__%
   Total Portfolio Operating
   Expenses.....................     1.04%       1.29%       1.89%       1.33%     1.58%       2.18%       __%       __%        __%
EXAMPLE:
  An investor would pay the
  following expenses on a $1,000
  investment, assuming (1) 5%
  annual return and (2)
  redemption at the end of each
  time period:
   1 Year.......................    $           $            $            $        $         $          $           $         $
   3 Years......................    $           $            $            $        $         $          $           $         $
  An investor would pay the
  following expenses on the same
   investment, assuming no
   redemption:
   1 Year.......................    $           $            $            $        $         $          $           $         $
   3 Years......................    $           $            $            $        $         $          $           $         $

-----------------
+     A contingent deferred sales charge of 1.00% may be assessed on certain redemptions of Class A Shares purchased without an initial sales charge as part of an investment of $1 million or more.

                                    FEE TABLE

                                                                           INTERNATIONAL EQUITY
                                         EQUITY VALUE PORTFOLIO                 PORTFOLIO               MUNICIPAL INCOME PORTFOLIO
                                     TRUST       CLASS A    CLASS B     TRUST     CLASS A    CLASS B    TRUST     CLASS A   CLASS B
                                     SHARES      SHARES     SHARES      SHARES    SHARES     SHARES     SHARES    SHARES    SHARES
                                     ------      -------    -------     ------    -------    -------    ------    -------   -------
 Maximum Sales Load Imposed
SHAREHOLDER TRANSACTION
 EXPENSES
  on Purchases (as a percentage
  of offering price)............      None       4.75%       None        None       4.75%      None      None      3.00%      None
  Maximum Deferred Sales Load
  (as a percentage of the amount
   subject to charge)...........      None       None+       4.00%       None       None+      4.00%     None      None+      4.00%
ANNUAL OPERATING EXPENSES (as a
  percentage of average daily net
    assets)
Management Fees.................      .75%        .75%        .75%       1.00%     1.00%       1.00%      .60%      .60%       .60%
12b-1 Fees......................      None        .25%        .75%       None       .25%        .75%     None       .25%       .75%
Other Expenses..................      .45%        .45%        .55%       1.53%     1.53%       1.63%      .61%      .61%       .71%
   Total Portfolio Operating
   Expenses.....................     1.20%       1.45%       2.05%       2.53%     2.78%       3.13%     1.21%     1.46%      2.06%
EXAMPLE:
  An investor would pay the
  following expenses on a $1,000
  investment, assuming (1) 5%
  annual return and (2)
  redemption at the end of each
  time period:
   1 Year.......................    $           $            $            $        $         $          $           $         $
   3 Years......................    $           $            $            $        $         $          $           $         $
  An investor would pay the
  following expenses on the same
   investment, assuming no
   redemption:
   1 Year.......................    $           $            $            $        $         $          $           $         $
   3 Years......................    $           $            $            $        $         $          $           $         $


-----------------
+    A contingent deferred sales charge of 1.00% may be assessed on certain redemptions of Class A Shares purchased without an initial sales charge as part of an investment of $1 million or more.

                                          GOVERNMENT INCOME                    TAX FREE MONEY            GOVERNMENT MONEY MARKET
                                               PORTFOLIO                      MARKET PORTFOLIO                  PORTFOLIO
                                     TRUST       CLASS A    CLASS B     TRUST     CLASS A    CLASS B    TRUST     CLASS A   CLASS B
                                     SHARES      SHARES     SHARES      SHARES    SHARES     SHARES     SHARES    SHARES    SHARES
                                     ------      -------    -------     ------    -------    -------    ------    -------   -------
SHAREHOLDER TRANSACTION
 EXPENSES
  Maximum Sales Load Imposed
  on Purchases (as a percentage
  of offering price)............      None       3.00%       None        None       None       None      None      None       None
  Maximum Deferred Sales Load
  (as a percentage of the amount
   subject to charge)...........      None       None+       4.00%       None       None+      4.00%     None      None       4.00%
ANNUAL OPERATING EXPENSES (as a
  percentage of average daily net
    assets)
Management Fees.................      .60%        .60%        .60%        .35%      .35%        .35%      .25%      .25%       .25%
12b-1 Fees......................      None        .25%        .75%       None       None        .75%     None       None       .75%
Other Expenses..................      .31%        .31%        .41%        .__%     1.53%        .__%      .__%      .__%       .__%
   Total Portfolio Operating
   Expenses.....................      .91%       1.16%       1.76%        ___%      ___%        ___%      ___%      ___%       ___%
EXAMPLE:
  An investor would pay the
  following expenses on a $1,000
  investment, assuming (1) 5%
  annual return and (2)
  redemption at the end of each
  time period:
   1 Year.......................    $           $            $            $        $         $          $           $         $
   3 Years......................    $           $            $            $        $         $          $           $         $
  An investor would pay the
  following expenses on the same
   investment, assuming no
   redemption:
   1 Year.......................    $           $            $            $        $         $          $           $         $
   3 Years......................    $           $            $            $        $         $          $           $         $


---------------
+    A contingent deferred sales charge of 1.00% may be assessed on certain redemptions of Class A Shares purchased without an initial sales charge as part of an investment of $1 million or more.

--------------------------------------------------------------------------------
     The amounts listed in the example should not be considered as representative of future expenses and actual expenses may be greater or less than those indicated. Moreover, while the example assumes a 5% annual return, each Portfolio's actual performance will vary and may result in an actual return greater or less than 5%.
--------------------------------------------------------------------------------

     The purpose of the foregoing table is to assist investors in understanding the costs and expenses borne by the Portfolios and investors, the payment of which will reduce investors' annual return. Other Expenses are estimated based on amounts for the current fiscal year. Long-term investors in Class A Shares or Class B Shares could pay more in aggregate 12b-1 fees and sales charges than the economic equivalent of the maximum initial sales charge permitted by the National Association of Securities Dealers, Inc. The expenses noted above do not reflect any fee waiver or expense reimbursement arrangements that may be in effect. Certain Service Organizations (as defined below) and other institutions also may charge their clients direct fees for effecting transactions in Portfolio shares and the Adviser, its affiliates and certain other institutions may charge customary account and account transaction fees, which are not Fund related, with respect to accounts through which or for which Portfolio shares are purchased or redeemed; such fees are not reflected in the foregoing table. For a further description of the various costs and expenses incurred in a Portfolio's operation, as well as expense reimbursement or waiver arrangements, see "Management of the Portfolios."

                          DESCRIPTION OF THE PORTFOLIOS

GENERAL

     Each Portfolio offers Trust Shares and Class A Shares and Class B Shares. Each Trust Share, Class A Share and Class B Share represents an identical pro rata interest in the relevant Portfolio's investment portfolio. See "How to Buy Shares--Alternative Purchase Methods."

INVESTMENT OBJECTIVES

     Each Portfolio's investment objective is set forth on the cover page of this Prospectus. The differences in objectives and policies among the Portfolios determine the types of securities in which each Portfolio invests and can be expected to affect the degree of risk to which each Portfolio is subject and each Portfolio's yield or return. Each Portfolio's investment objective cannot be changed without approval by the holders of a majority (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of such Portfolio's outstanding voting shares. There can be no assurance that each Portfolio's investment objective will be achieved.

MANAGEMENT POLICIES

     LARGE CAP EQUITY PORTFOLIO--The Large Cap Equity Portfolio will invest at least 70% of the value of its total assets in equity securities of companies with market capitalizations of over $1 billion. Market capitalization of a company's stock is its market price per share times the number of shares outstanding. The Portfolio will invest in securities that the Adviser believes have the potential to provide capital appreciation and current income. The equity securities in which the Portfolio may invest consist of common stocks, preferred stocks and convertible securities, including depositary receipts, as well as warrants to purchase such securities. The Portfolio also may invest in debt securities of domestic issuers rated no lower than investment grade (Baa/BBB) by a credit rating agency, such as Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Group ("S&P"), Fitch IBCA, Inc. ("Fitch") or Duff & Phelps Credit Rating Co. ("Duff"), or, if unrated, deemed to be of comparable quality by the Adviser. See "Appendix--Portfolio Securities."

     The Large Cap Equity Portfolio may invest in Money Market Instruments of the type described under "Appendix--Portfolio Securities--Money Market Instruments." Under normal market conditions, the Portfolio does not expect to have a substantial portion of its assets invested in Money Market Instruments. However, when the Adviser determines that adverse market conditions exist, the Portfolio may adopt a temporary defensive posture and invest entirely in Money Market Instruments.

     The Large Cap Equity Portfolio also may engage in various investment techniques such as options and futures transactions and lending portfolio securities, each of which involves risk. For a discussion of these investment techniques and their related risks, see "Investment Considerations and Risk Factors" below, and "Appendix--Investment Techniques." The Portfolio also may invest, to a limited extent, in securities issued by other investment companies which principally invest in securities of the type in which the Portfolio invests.

     SMALL CAP OPPORTUNITY PORTFOLIO--The Small Cap Opportunity Portfolio will invest at least 65% of the value of its total assets in equity securities of companies with market capitalizations of less than $1 billion. Womack Asset Management, Inc. ("Womack Management"), the Small Cap Opportunity Portfolio's sub-investment adviser, will employ a fundamental growth-oriented approach with technical analysis to select investments for the Portfolio. The Portfolio will invest primarily in the securities of small-to medium-sized domestic issuers, while attempting to maintain volatility and diversification similar to that of the small capitalization sector of the United States equity market. The securities of smaller capitalization companies may be subject to more abrupt or erratic market movements than larger, more established companies, because these securities typically are traded in lower volume and the issuers typically are more subject to changes in earnings and prospects. In all other respects, the Small Cap Opportunity Portfolio's management policies are identical to those of the Large Cap Equity Portfolio.

     MID CAP PORTFOLIO--The Mid Cap Portfolio will invest at least 65% of the value of its total assets in equity securities of companies with market capitalizations ranging from $500 million to $5 billion. The Portfolio will invest primarily in companies that the Adviser and Bennett Lawrence Management, LLC ("Bennett Lawrence"), the Mid Cap Portfolio's sub-investment adviser, believe have above average earnings growth prospects or in companies where significant fundamental changes are taking place. These changes might include new or innovative products, services or methods of distribution; corporate restructurings, mergers or acquisitions; or significant share price appreciation. The Portfolio also may invest up to 20% of the value of it total assets in securities of foreign issuers traded on the New York or American Stock Exchange or in the over-the-counter market in the form of depositary receipts. In all other respects, the Mid Cap Portfolio's management policies are identical to those of the Large Cap Equity Portfolio.

     EQUITY VALUE PORTFOLIO--The Equity Value Portfolio will invest at least 65% of the value of its total assets in equity securities of domestic issuers which are characterized by the Adviser as "value" companies. The Adviser characterizes value companies as those with relatively low price to book ratios, low price to earnings ratios or higher than average dividend payments in relation to price. The Portfolio's benchmark is the S&P/BARRA Value Index, an index which includes approximately 330 of the stocks in the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index") with lower than average ratios of market price to book value. In all other respects, the Equity Value Portfolio's management policies are identical to those of the Large Cap Equity Portfolio.

     INTERNATIONAL EQUITY PORTFOLIO--The International Equity Portfolio will invest at least 65% of the value of its total assets in equity securities of non-United States companies (i.e., incorporated or organized outside the United States). The Portfolio will invest primarily in equity securities of established companies in economically developed countries that Lazard Asset Management ("Lazard"), the International Equity Portfolio's sub-investment adviser, considers inexpensively priced relative to the return on total capital or equity. The Portfolio also may invest up to 25% of the value of its total assets in equity securities of issuers located, or doing significant business, in emerging markets. The Portfolio will engage primarily in a value-oriented search for equity securities before they have attracted wide investor interest. Lazard will attempt to identify undervalued securities through traditional measures of value, including low price to earnings ratio, high yield, unrecognized assets, potential for management change and/or the potential to improve profitability. Lazard's global investment specialists apply both quantitative and qualitative analysis to securities selection. Lazard will focus on individual stock selection (a "bottom-up" approach) rather than on forecasting stock market trends (a "top-down" approach).

     Under normal market conditions, the International Equity Portfolio will invest at least 80% of the value of its total assets in the equity securities of companies within not less than three different countries (not including the United States). The percentage of the Portfolio's assets invested in particular geographic sectors may shift from time to time in accordance with the judgment of the Adviser and Lazard. In addition, the Portfolio may engage in various investment techniques, such as foreign currency transactions, short-selling and such other investment techniques as the Large Cap Equity Portfolio may engage in, as described above. For a description of the risks associated with investing in foreign securities, see "Investment Considerations and Risks--Foreign Securities."

     Lazard recognizes that some of the best opportunities are in securities not generally followed by investment professionals. Thus, Lazard relies on its research capability and maintains a dialogue with foreign brokers and with the management of foreign companies in an effort to gather the type of "local knowledge" that it believes is critical to successful investment abroad. To this end, Lazard communicates with its affiliates, Lazard Freres Gestion Banque in Paris, Lazard Asset Management Ltd. in London and Lazard Japan Asset Management K.K. in Tokyo, for information concerning current business trends, as well as for a better understanding of the management of local businesses.

     The International Equity Portfolio is not required to invest exclusively in common stocks or other equity securities, and, if deemed advisable, the Portfolio may invest in fixed-income securities and Money Market Instruments. The Portfolio will not invest in fixed-income securities rated lower than A by Moody's, S&P, Fitch or Duff, or, if unrated, deemed to be of comparable quality by the Adviser. In addition, the Portfolio may have substantial investments in American and Global Depositary Receipts and in convertible bonds and other convertible securities.

     When, in the Adviser's or Lazard's judgment, business or financial conditions warrant, the Portfolio may assume a temporary defensive position and invest without limit in the equity securities of U.S. companies or Money Market Instruments of the types described in "Appendix--Certain Portfolio Securities--Money Market Instruments" or hold its assets in cash.

     MUNICIPAL INCOME PORTFOLIO--The Municipal Income Portfolio will invest, as a fundamental policy, at least 80% of the value of its net assets (except when maintaining a temporary defensive position) in debt securities the interest from which is, in the opinion of bond counsel to the issuer, exempt from Federal income tax ("Municipal Obligations"). Municipal Obligations are debt obligations issued by states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or multistate agencies or authorities. Municipal Obligations generally include debt obligations issued to obtain funds for various public purposes as well as certain industrial development bonds issued by or on behalf of public authorities. Municipal Obligations include municipal lease/purchase agreements which are similar to installment purchase contracts for property or equipment issued by municipalities. Municipal Obligations bear fixed, floating or variable rates of interest, which are determined in some instances by formulas under which the Municipal Obligation's interest rate will change directly or inversely to changes in interest rates or an index, or multiples thereof, in many cases subject to a maximum and minimum. Certain Municipal Obligations are subject to redemption at a date earlier than their stated maturity pursuant to call options, which may be separated from the related Municipal Obligations and purchased and sold separately. See "Investment Considerations and Risk Factors--Investing in Municipal Obligations" below, and "Appendix--Portfolio Securities--Municipal Obligations."

     The Municipal Income Portfolio will invest in Municipal Obligation rated, in the case of bonds, at least Baa by Moody's or at least BBB by S&P or Fitch. The Portfolio may invest in short-term Municipal Obligations which are rated in the two highest rating categories by Moody's, S&P or Fitch. Municipal Obligations rated Baa by Moody's or BBB by S&P or Fitch are considered investment grade obligations which lack outstanding investment characteristics and may have speculative characteristics as well. The Portfolio also may invest in Municipal Obligations which, while not rated, are determined by the Adviser to be of comparable quality to the rated securities in which the Portfolio may invest. See "Investment Considerations and Risk Factors--Fixed-Income Securities" below, and "Appendix" in the Statement of Additional Information.

     The Municipal Income Portfolio may invest in industrial development bonds which, although issued by industrial development authorities, may be backed only by the assets and revenues of the non-governmental users. Interest on Municipal Obligations (including certain industrial development bonds) which are specified private activity bonds, as defined in the Internal Revenue Code of 1986, as amended (the "Code"), issued after August 7, 1986, while exempt from Federal income tax, is a preference item for the purpose of the alternative minimum tax. Where a regulated investment company receives such interest, a proportionate share of any exempt-interest dividend paid by the investment company may be treated as such a preference item to shareholders. The Portfolio may invest without limitation in such Municipal Obligations if the Adviser determines that their purchase is consistent with the Portfolio's investment objective.

     The Municipal Income Portfolio may purchase tender option bonds and similar securities. A tender option bond is a Municipal Obligation (generally held pursuant to a custodial arrangement) having a relatively long maturity and bearing interest at a fixed rate, that has been coupled with the agreement of a third party which grants the security holder the option, at periodic intervals, to tender the Municipal Obligation to the third party and receive the face value thereof. See "Appendix--Portfolio Securities--Tender Option Bonds."

     From time to time, on a temporary basis other than for temporary defensive purposes (but not to exceed 20% of the value of the Portfolio's net assets) or for temporary defensive purposes, the Municipal Income Portfolio may invest in taxable Money Market Instruments having, at the time of purchase, a quality rating in the two highest grades of Moody's, S&P or Fitch or, if unrated, deemed to be of comparable quality by the Adviser. Dividends paid by the Portfolio that are attributable to income earned by it from these securities will be taxable to investors. See "Dividends, Distributions and Taxes." Except for temporary defensive purposes, at no time will more than 20% of the value of the Portfolio's net assets be invested in taxable Money Market Instruments. Under normal market conditions, the Adviser anticipates that not more than 5% of the value of the Portfolio's total assets will be invested in any one category of these securities.

     The Municipal Income Portfolio also may engage in various investment techniques such as lending portfolio securities, which involves risk and may give rise to taxable income. For a discussion of these investment techniques and their related risks, see "Investment Considerations and Risk Factors" below, and "Appendix--Investment Techniques." The Portfolio also may invest, to a limited extent, in securities issued by other investment companies which principally invest in securities of the type in which the Portfolio invests.

     GOVERNMENT INCOME PORTFOLIO--The Government Income Portfolio will invest at least 65% of the value of its total assets in securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities and repurchase agreements in respect of such securities. The Portfolio also may invest in corporate bonds, mortgage-related securities, including collateralized mortgage obligations, asset-backed securities and bank obligations. See "Appendix--Portfolio Securities." A security guaranteed by the U.S. Government is guaranteed only as to principal and interest, and there is no guarantee as to the security's market value.

     The Government Income Portfolio may lend securities from its portfolio as described under "Appendix--Investment Techniques--Lending Portfolio Securities." The Portfolio also may invest, to a limited extent, in securities issued by other investment companies which principally invest in securities of the type in which the Portfolio invests.

     TAX FREE MONEY MARKET PORTFOLIO--The Tax Free Money Market Portfolio will invest at least 80% of the value of its total assets in short-term Municipal Obligations. See "Municipal Income Portfolio" above. Unlike the Municipal Income Portfolio, the Tax Free Money Market Portfolio will invest no more than 20% of the value of its net assets in Municipal Obligations the interest from which gives rise to a preference item for the purpose of the alternative minimum tax and, except for temporary defensive purposes, in other investments subject to Federal income tax. The Portfolio also may lend securities from its portfolio as described under "Appendix--Investment Techniques--Lending Portfolio
Securities," which may give rise to taxable income.

     The Tax Free Money Market Portfolio seeks to maintain a net asset value of $1.00 per share for purchases and redemptions. To do so, the Portfolio uses the amortized cost method of valuing its securities pursuant to Rule 2a-7 under the 1940 Act, which includes various maturity, quality and diversification requirements, certain of which are summarized below.

     In accordance with Rule 2a-7, the Tax Free Money Market Portfolio is required to maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase only instruments having remaining maturities of 397 days or less and invest only in U.S. dollar denominated securities determined in accordance with procedures established by the Fund's Board of Directors to present minimal credit risks and which are rated in one of the two highest rating categories for debt obligations by at least two nationally recognized statistical rating organizations ("NRSRO") (or one NRSRO if the instrument was rated by only one such organization) or, if unrated, are of comparable quality as determined in accordance with procedures established by the Fund's Board of Directors. The NRSROs currently rating instruments of the type the Portfolio may purchase are Moody's, S&P, Duff, Fitch and Thomson BankWatch, Inc. and their rating criteria are described in the "Appendix" to the Statement of Additional Information. For further information regarding the amortized cost method of valuing securities, see "Determination of Net Asset Value" in the Statement of Additional Information. There can be no assurance that the Portfolio will be able to maintain a stable net asset value of $1.00 per share.

     GOVERNMENT MONEY MARKET PORTFOLIO--The Government Money Market Portfolio will invest at least 65% of the value of its total assets in securities issued or guaranteed as to principal and interest by the U.S. Government or it agencies or instrumentalities and repurchase agreements in respect thereof. See "Appendix--Portfolio Securities." The Portfolio also may lend its portfolio securities, enter into reverse repurchase agreements and purchase restricted securities pursuant to Rule 144A under the Securities Act of 1933, as amended. See "Appendix--Investment Practices."

     The Government Money Market Portfolio seeks to maintain a net asset value of $1.00 per share for purchases and redemptions. To do so, the Portfolio uses the amortized cost method of valuing its securities pursuant to Rule 2a-7 under the 1940 Act. See "Tax Free Money Market Portfolio" above, and "Determination of Net Asset Value" in the Statement of Additional Information. There can be no assurance that the Portfolio will be able to maintain a stable net asset value of $1.00 per share.

INVESTMENT CONSIDERATIONS AND RISK FACTORS

     GENERAL--Since each Portfolio will pursue different types of investments, the risks of investing will vary depending on the Portfolio selected for investment. Before selecting a Portfolio in which to invest, the investor should assess the risks associated with the types of investments made by the Portfolio. The net asset value per share of each Portfolio, other than the Money Market Portfolios, is not fixed and should be expected to fluctuate. Investors should consider each Portfolio as a supplement to an overall investment program and should invest only if they are willing to undertake the risks involved.

     INVESTMENT TECHNIQUES AND PORTFOLIO TURNOVER RATES--Each Portfolio may engage in various investment techniques the use of which involves risk. Investors in the Municipal Income Portfolio and Tax Free Money Market Portfolio should be aware that the use of these techniques may give rise to taxable income. See "Appendix--Investment Techniques." Using these techniques may produce higher than normal portfolio turnover for a Portfolio and may affect the degree to which its net asset value fluctuates.

     Portfolio turnover may vary from year to year, as well as within a year. No Portfolio will consider portfolio turnover to be a limiting factor in making investment decisions. Under normal market conditions, the portfolio turnover rate for the current fiscal year is anticipated to exceed 100% for the Small Cap Opportunity Portfolio, Mid Cap Portfolio and International Equity Portfolio, and is anticipated to be less than 100% for the Large Cap Equity Portfolio, Equity Value Portfolio, Municipal Income Portfolio and Government Income Portfolio. A portfolio turnover rate of 100% is equivalent to the Portfolio buying and selling all of the securities in its portfolio once in the course of a year. Higher portfolio turnover rates are likely to result in comparatively greater brokerage commissions or transaction costs. In addition, short-term gains realized from portfolio transactions are taxable to shareholders as ordinary income. Each Money Market Portfolio will have a high portfolio turnover, but that should not adversely affect the Portfolio since it usually does not pay brokerage commissions when it purchases short-term debt obligations.

     EQUITY SECURITIES--(Large Cap Equity Portfolio, Small Cap Opportunity Portfolio, Mid Cap Portfolio, Equity Value Portfolio and International Equity Portfolio) Equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities, and such fluctuations can be pronounced. Changes in the value of investment securities will result in changes in the value of the Portfolio's shares and thus its total return to investors.

     Stocks that emphasize particular investment characteristics, such as "value" or "growth," may fluctuate independently from the broad stock market as represented by the S&P 500 Index, and may demonstrate greater volatility over short or extended periods relative to the broad market.

     The securities of smaller capitalization companies may be more volatile than, and may fluctuate independently of, broad stock market indexes such as the S&P 500. Smaller capitalization companies often have limited product lines, markets or financial resources. They may be dependent on management for one or a few key persons, and can be more susceptible to losses and the risk of bankruptcy. In addition, securities of the small capitalization sector may be thinly traded (and therefore have to be sold at a discount from current market prices or sold in small lots over an extended period of time), may be followed by fewer investment research analysts and may be subject to wider price swings, and thus may create a greater chance of loss than by investing in securities of larger capitalization companies.

     FIXED-INCOME SECURITIES--(All Portfolios) Even though interest-bearing securities are investments which promise a stable stream of income, the prices of such securities are inversely affected by changes in interest rates and, therefore, are subject to the risk of market price fluctuations.

     The values of fixed-income securities also may be affected by changes in the credit rating or financial condition of the issuing entities. Once the rating of a security purchased by a Portfolio has been adversely changed, such Portfolio will consider all circumstances deemed relevant in determining whether to continue to hold the security. Certain securities purchased by a Portfolio, such as those rated Baa by Moody's and BBB by S&P, Fitch and Duff, may be subject to such risk with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated fixed-income securities. See "Appendix--Portfolio Securities--Ratings" below, and "Appendix" in the Statement of Additional Information.

     Mortgage-related securities in which the Government Income Portfolio may invest are complex derivative instruments, subject to both credit and prepayment risk, and may be more volatile and less liquid than more traditional debt securities. Some mortgage-related securities have structures that make their reactions to interest rate changes and other factors difficult to predict, making their value highly volatile. No assurance can be given as to the liquidity of the market for certain mortgage-backed securities, such as collateralized mortgage obligations and stripped mortgage-backed securities. Determination as to the liquidity of interest-only and principal-only fixed mortgage-backed securities issued by the U.S. Government or its agencies and instrumentalities will be made in accordance with guidelines established by the Fund's Board of Directors. In accordance with such guidelines, the Adviser will monitor investments in such securities with particular regard to trading activity, availability of reliable price information and other relevant information. The Fund intends to treat other stripped mortgage-backed securities as illiquid securities. See "Appendix--Portfolio Securities--Mortgage-Related Securities" and "--Illiquid Securities."

     Federal income tax law requires the holder of a zero coupon security or of certain pay-in-kind bonds to accrue income with respect to these securities prior to the receipt of cash payments. A Portfolio investing in such securities may be required to distribute such income accrued with respect to these securities and may have to dispose of portfolio securities under disadvantageous circumstances in order to generate cash to satisfy these distribution requirements.

     INVESTING IN MUNICIPAL OBLIGATIONS--(Municipal Income Portfolio and Tax Free Money Market Portfolio) Each of these Portfolios may invest more than 25% of the value of its total assets in Municipal Obligations which are related in such a way that an economic, business or political development or change affecting one such security also would affect the other securities; for example, securities the interest upon which is paid from revenues of similar types of projects or securities whose issuers are located in the same state. As a result, each of these Portfolios may be subject to greater risk as compared to a fund that does not follow this practice.

     Certain provisions in the Code relating to the issuance of Municipal Obligations may reduce the volume of Municipal Obligations qualifying for Federal tax exemption. One effect of these provisions could be to increase the cost of the Municipal Obligations available for purchase by the Municipal Income Portfolio and Tax Free Money Market Portfolio and thus reduce their available yield. Investors should consult their tax advisers concerning the effect of these provisions on an investment in the Municipal Income Portfolio and Tax Free Money Market Portfolio. Proposals that may restrict or eliminate the income tax exemption for interest on Municipal Obligations may be introduced in the future. If any such proposal were enacted that would reduce the availability of Municipal Obligations for investment by the Municipal Income Portfolio and Tax Free Money Market Portfolio so as to adversely affect their shareholders, the Fund would reevaluate such Portfolios' investment objective and policies and submit possible changes in the Portfolios' structure to shareholders for their consideration. If legislation were enacted that would treat a type of Municipal Obligation as taxable, the Municipal Income Portfolio and Tax Free Money Market Portfolio would treat such security as a permissible taxable investment within the applicable limits set forth herein.

     INVESTING IN FOREIGN SECURITIES--(International Equity Portfolio, and, to a limited extent, Large Cap Equity Portfolio, Mid Cap Portfolio and Equity Value Portfolio) Foreign securities markets generally are not as developed or efficient as those in the United States. Securities of some foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. Similarly, volume and liquidity in most foreign securities markets are less than in the United States and, at times, volatility of price can be greater than in the United States.

     Because evidences of ownership of such securities usually are held outside the United States, a Portfolio's investment in foreign securities will be subject to additional risks which include possible adverse political and economic developments, seizure or nationalization of foreign deposits and adoption of governmental restrictions that might adversely affect or restrict the payment of principal, interest and dividends on the foreign securities to investors located outside the country of the issuers, whether from currency blockage or otherwise.

     Emerging market countries have economic structures that generally are less diverse and mature, and political systems that are less stable, than those of developed countries. Emerging markets may be more volatile than the markets of more mature economies; however, such markets may provide higher rates of return to investors. Many emerging market countries providing investment opportunities for the International Equity Portfolio have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have adverse effects on the economies and securities markets of certain of these countries.

     Since foreign securities may be purchased by the International Equity Portfolio and Mid Cap Portfolio with and be payable in currencies of foreign countries, the value of these assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency rates and exchange control regulations.

     USE OF DERIVATIVES--Each Portfolio, other than the Municipal Income Portfolio and Money Market Portfolios, may invest in, or enter into, derivatives ("Derivatives"). These are financial instruments which derive their performance, at least in part, from the performance of an underlying asset, index or interest rate. The Derivatives a Portfolio may use include, with respect to the Large Cap Equity Portfolio, Small Cap Opportunity Portfolio, Mid Cap Portfolio, International Equity Portfolio and Equity Value Portfolio, options and futures, and, with respect to the Government Income Portfolio, options, mortgage-related securities and asset-backed securities. While Derivatives can be used effectively in furtherance of the Portfolio's investment objective, under certain market conditions, they can increase the volatility of the Portfolio's net asset value, decrease the liquidity of the Portfolio's investments and make more difficult the accurate pricing of the Portfolio's investments.

     NON-DIVERSIFIED STATUS--(International Equity Portfolio only) The International Equity Portfolio is classified as a "non-diversified" investment company, which means that the proportion of the Portfolio's assets that may be invested in the securities of a single issuer is not limited by the 1940 Act. A "diversified" investment company is required by the 1940 Act generally, with respect to 75% of its total assets, to invest not more than 5% of such assets in the securities of a single issuer. Since a relatively high percentage of the International Equity Portfolio's assets may be invested in the securities of a limited number of issuers, some of which may be within the same industry, the Portfolio's investments may be more sensitive to changes in the market value of a single issuer or industry. However, to meet Federal tax requirements, at the close of each quarter no Portfolio may have more than 25% of its total assets invested in any one issuer and, with respect to 50% of total assets, more than 5% of its total assets invested in any one issuer. These limitations do not apply to U.S. Government securities or the securities of other regulated investment companies.

     SIMULTANEOUS INVESTMENTS--Investment decisions for each Portfolio are made independently from those of the other investment companies, investment advisory accounts, custodial accounts, individual trust accounts and commingled funds that may be advised by the Adviser or, if applicable, sub-investment adviser. However, if such other investment companies or managed accounts desire to invest in, or dispose of, the same securities as the Portfolio, available investments or opportunities for sales will be allocated equitably to each of them. In some cases, this procedure may adversely affect the size of the position obtained for or disposed of by a Portfolio or the price paid or received by a Portfolio.

                          MANAGEMENT OF THE PORTFOLIOS

BOARD OF DIRECTORS

     The business affairs of the Fund are managed under the general supervision of its Board of Directors. The Statement of Additional Information contains the name and general business experience of each Director.

INVESTMENT ADVISER

     First American National Bank, located at First American Center, 315 Deaderick Street, Nashville, Tennessee 37237, serves as each Portfolio's investment adviser. The Adviser is a wholly-owned subsidiary of First American Corporation, a registered bank holding company having assets as of May 1, 1998 of approximately $18 billion. On April 30, 1998, Deposit Guaranty Corp., located in Jackson, Mississippi, merged with First American Corporation. First American National Bank and its affiliates, including Deposit Guaranty National Bank, provide personal trust, estate, employee benefit trust, corporate trust and custody services to over 7,000 accounts and investment advisory services. The Adviser, and its affiliates, as of May 1, 1998, had approximately $11 billion under trust and approximately $6 billion under management.

     The Adviser and its affiliates deal, trade and invest for their own accounts and for the accounts of clients which they manage in the types of securities in which the Portfolios may invest and may have deposit, loan and commercial banking relationships with the issuers of securities purchased by a Portfolio. The Adviser has informed the Fund that in making its investment decisions it does not obtain or use material inside information in its or its affiliates' possession. The Adviser also provides research services for the Portfolios through a professional staff of portfolio managers and securities analysts. All activities of the Adviser are conducted by persons who are also officers of one or more of the Adviser's affiliates.

     The Adviser also is responsible for the selection of brokers to effect securities transactions and the negotiation of brokerage commissions, if any. Purchases and sale of securities on a securities exchange are effected through brokers who charge a negotiated commission for their services. Brokerage commissions may be paid to affiliates of the Adviser for executing securities transactions if the use of such affiliates is likely to result in price and execution at least as favorable as those of other qualified brokers. The allocation of brokerage transactions also may take into account a broker's sales of Portfolio shares. See "Portfolio Transactions" in the Statement of Additional Information.

     The Adviser supervises and assists in the overall management of each Portfolio's affairs under an Investment Advisory Agreement between the Adviser and the Fund, subject to the authority of the Fund's Board of Directors in accordance with Maryland law. The primary portfolio manager for each Portfolio, other than the Money Market Portfolios, is as follows:

LARGE CAP EQUITY PORTFOLIO--Ronald E. Lindquist. Mr. Lindquist, who has over 30 years' experience as a portfolio manager, has been the Large Cap Equity Portfolio's primary portfolio manager since its inception and has been employed by the Adviser since May 1998. Since 1978, he was employed by Deposit Guaranty National Bank and Commercial National Bank, wholly-owned subsidiaries of Deposit Guaranty Corp.

SMALL CAP OPPORTUNITY PORTFOLIO--William A. Womack. He has been the Small Cap Opportunity Portfolio's primary portfolio manager since its inception. Mr. Womack formed Womack Management in February 1997. For more than 12 years prior thereto, he was a Senior Vice President and Trust Investment Officer of Deposit Guaranty National Bank.

MID CAP PORTFOLIO--S. Van Zandt Schreiber and Robert W. Deaton. Messrs. Schreiber and Deaton have been the Mid Cap Portfolio's primary portfolio managers since its inception. Mr. Schreiber has been the Chief Portfolio Manager at Bennett Lawrence since its inception in August 1995. For more than five years prior thereto, Mr. Schreiber was Managing Director and Senior Growth Portfolio Manager with Deutsche Morgan Grenfell/C.J. Lawrence, Inc. Mr. Deaton has been an Associate Portfolio Manager at Bennett Lawrence since its inception in August 1995. From 1994 to August 1995, Mr. Deaton was a portfolio manager and research analyst with Deutsche Morgan Grenfell/C.J. Lawrence, Inc. Prior thereto, Mr. Deaton managed the Long-Term Growth Fund for the Tennessee Consolidated Retirement System.

EQUITY VALUE PORTFOLIO--Investment decisions are made by a team of the Adviser's portfolio managers, and no person is primarily responsible for making recommendations to the team.

INTERNATIONAL EQUITY PORTFOLIO--Herbert W. Gullquist and John R. Reinsberg. Messers. Gullquist and Reinsberg have been the International Equity Portfolio's primary portfolio managers since its inception, and have been Managing Directors of LAM for over five years.

MUNICIPAL INCOME PORTFOLIO--Sharon S. Brown. She has been the Municipal Income Portfolio's primary portfolio manager since its inception and has been a Trust Officer of the Adviser since 1988.

GOVERNMENT INCOME PORTFOLIO--John Mark McKenzie. He has been the Government Income Portfolio's primary portfolio manager since its inception and has been employed by the Adviser since May 1998. Since 1984, he was employed by Deposit Guaranty National Bank.

     Under the terms of the Investment Advisory Agreement, the Fund has agreed to pay the Adviser a monthly fee at the annual rate set forth below as a percentage of the relevant Portfolio's average daily net assets.

                                                   ANNUAL RATE OF
                                                      INVESTMENT
NAME OF PORTFOLIO                                ADVISORY FEE PAYABLE

Large Cap Equity Portfolio                               .75%
Small Cap Opportunity Portfolio                          .95%
Mid Cap Portfolio                                        1.00%
Equity Value Portfolio                                   .75%
International Equity Portfolio                           1.00%
Municipal Income Portfolio                               .60%
Government Income Portfolio                              .60%
Tax Free Money Market Portfolio                          .35%
Government Money Market Portfolio                        .25%


     From time to time, the Adviser may waive receipt of its fees and/or voluntarily assume certain expenses of a Portfolio, which would have the effect of lowering the overall expense ratio of that Portfolio and increasing yield to its investors. The Portfolio will not pay the Adviser at a later time for any amounts it may waive, nor will the Portfolio reimburse the Adviser for any amounts it may assume.

SUB-INVESTMENT ADVISERS

     Lazard Asset Management, located at 30 Rockefeller Plaza, New York, New York 10020, serves as the sub-investment adviser to the International Equity Portfolio. Lazard, a division of Lazard Freres & Co. LLC, provides investment management services to client discretionary accounts with assets totaling approximately $__________ billion as of ________, 1998. Under the terms of the sub-investment advisory agreement with Lazard, the Adviser has agreed to pay Lazard a monthly fee at the annual rate of .50% of the value of the average daily net assets of the International Equity Portfolio.

     Womack Asset Management, Inc., located at 2120 DG Plaza, Jackson, Mississippi 39201, serves as the sub-investment adviser to the Small Cap Opportunity Portfolio. [Description of Womack Management to be Provided.] Under the terms of the sub-investment advisory agreement with Womack Management, the Adviser has agreed to pay Womack Management a monthly fee at the annual rate of the sum of .32% of the value of the Small Cap Opportunity Portfolio's average daily net assets up to $50 million, .075% of the value of such assets from $50 million to $70 million and .25% of the value of such assets in excess of $70 million.

     Bennett Lawrence Management, LLC, located at 757 Third Avenue, New York, New York 10017, serves as the sub-investment adviser to the Mid Cap Portfolio. Bennett Lawrence provides discretionary investment management services to client discretionary accounts with assets totaling approximately $_______ million as of ________, 1998. Under the terms of the sub-investment advisory agreement with Bennett Lawrence, the Adviser has agreed to pay Bennett Lawrence a monthly fee at the annual rate set forth below as a percentage of the average daily net assets of the Mid Cap Portfolio:

       Average Aggregate                        Annual Rate of Sub-Advisory
       DAILY NET ASSETS OF PORTFOLIO            FEE PAYABLE BY ADVISER

       on the first $5 million                        .75%
       on the next $5 million                         .65%
       on assets in excess of $10 million             .55%

ADMINISTRATOR AND DISTRIBUTOR

     BISYS Fund Services Limited Partnership, located at 3435 Stelzer Road, Columbus, Ohio 43219-3035, serves as each Portfolio's administrator and distributor. BISYS currently provides administrative services or sub-administrative services to, and distributes the shares of, other investment companies with over $200 billion in assets. BISYS is a wholly-owned subsidiary of The BISYS Group, Inc.

     Under its Administration Agreement with the Fund, BISYS generally assists in all aspects of the Fund's operations, other than providing investment advice, subject to the overall authority of the Fund's Board of Directors in accordance with Maryland law. In connection therewith, BISYS provides the Fund with office facilities, personnel, and certain clerical and bookkeeping services (e.g., preparation of reports to shareholders and the Securities and Exchange Commission and filing of Federal, state and local income tax returns) that are not being furnished by The Bank of New York, the Fund's Custodian.

     Under the terms of the Administration Agreement, the Fund has agreed to pay BISYS a monthly fee at the annual rate of .10% of the value of the Government Money Market Portfolio's and Tax Free Money Market Portfolio's average daily net assets and .15% of the value of each other Portfolio's average daily net assets.

     BISYS, as distributor, makes a continuous offering of each Portfolio's shares and bears the costs and expenses of printing and distributing to prospective investors copies of any prospectuses, statements of additional information and annual and interim reports of each Portfolio (after such items have been prepared and set in type by the Fund) which are used in connection with the offering of shares, and the costs and expenses of preparing, printing and distributing any other literature used by BISYS in connection with the offering of such Portfolio's shares for sale to the public.

DISTRIBUTION PLAN

     Under a plan adopted by the Fund's Board of Directors pursuant to Rule 12b-1 under the 1940 Act (the "Distribution Plan"), each Portfolio pays BISYS for advertising, marketing and distributing Class A Shares (other than the Government Money Market and Tax Free Money Market Portfolios) and Class B Shares at an annual rate of .25% of the value of the average daily net assets represented by Class A Shares and .75% of the value of the average daily net assets represented by Class B Shares. Under the Distribution Plan, BISYS may make payments to certain financial institutions, securities dealers and other industry professionals that have entered into agreements with BISYS ("Service Organizations") in respect of these services. BISYS determines the amounts to be paid to Service Organizations. Service Organizations receive such fees in respect of the average daily value of Class B Shares owned by their clients. From time to time, BISYS may defer or waive receipt of fees under the Distribution Plan while retaining the ability to be paid by the Fund under the Distribution Plan thereafter. The fees payable to BISYS under the Distribution Plan for advertising, marketing and distributing are payable without regard to actual expenses incurred.

SHAREHOLDER SERVICES PLAN

     Under a shareholder services plan adopted by the Fund's Board of Directors (the "Shareholder Services Plan"), each Portfolio pays BISYS for the provision of certain services at an annual rate of .15% of the value of the average daily net assets represented by Trust Shares and Class A Shares (.25% in the case of Class A Shares of the Money Market Portfolios) and at an annual rate of .25% of the value of the average daily net assets represented by Class B Shares. The services provided may include personal services relating to shareholder accounts, such as answering shareholder inquiries regarding a Portfolio and providing reports and other information, and services related to the maintenance of such shareholder accounts. The fee payable for such services is intended to be a "service fee" as defined in the NASD Conduct Rules. Under the Shareholder Services Plan, BISYS may make payments to certain Service Organizations in respect of these services. BISYS determines the amounts to be paid to Service Organizations. Service Organizations receive such fees in respect of the average daily value of the relevant Class of shares owned by their clients. From time to time, BISYS may defer or waive receipt of fees under the Shareholder Services Plan while retaining the ability to be paid by the Fund under the Plan thereafter. The fees payable to BISYS under the Shareholder Services Plan are payable without regard to actual expenses incurred.

CUSTODIAN AND TRANSFER AGENT

     First American National Bank, 315 Deaderick Street, Nashville, Tennessee 37237, is the Portfolios' Custodian. The Bank of New York, 90 Washington Street, New York, New York 10286, is the Portfolio's Sub-Custodian. BISYS Fund Services Ohio, Inc., an affiliate of BISYS, located at 3435 Stelzer Road, Columbus, Ohio 43219-3035, is the Fund's Transfer and Dividend Disbursing Agent (the "Transfer Agent").

EXPENSES

     All expenses incurred in the operation of the Fund are borne by the Fund, except to the extent specifically assumed by others. The expenses borne by the Fund include: organizational costs, taxes, interest, brokerage fees and commissions, if any, fees of Directors who are not officers, directors, employees or holders of 5% or more of the outstanding voting securities of the Adviser, BISYS, any sub-investment adviser, or any of their affiliates, Securities and Exchange Commission fees, state Blue Sky qualification fees, advisory and administration fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, auditing and legal expenses, costs of maintaining corporate existence, costs of independent pricing services, costs of calculating the net asset value of each Portfolio's shares, costs of shareholders' reports and corporate meetings, costs of preparing and printing certain prospectuses and statements of additional information, and any extraordinary expenses. Expenses attributable to a particular Portfolio are charged against the assets of that Portfolio; other expenses of the Fund are allocated among the Portfolios on the basis determined by the Board of Directors, including, but not limited to, proportionately in relation to the net assets of each Portfolio.

                                HOW TO BUY SHARES

ALTERNATIVE PURCHASE METHODS

     This Prospectus offers investors three methods of purchasing Portfolio shares. Orders for purchases of Trust Shares, however, may be placed only for certain eligible investors as described below. An investor who is not eligible to purchase Trust Shares may choose from Class A Shares and Class B Shares the Class of shares that best suits the investor's needs, given the amount of purchase, the length of time the investor expects to hold the shares and any other relevant circumstances. Each Class A, Class B and Trust Share represents an identical pro rata interest in a Portfolio's investment portfolio.

     Class A Shares are sold at net asset value per share plus, for each Portfolio, other than the Money Market Portfolios, an initial sales charge imposed at the time of purchase, which may be reduced or waived for certain purchases, as described below.

     Class B Shares are sold at net asset value per share with no initial sales charge at the time of purchase; as a result, the entire purchase price is immediately invested in the Portfolio. Class B Shares are subject to a contingent deferred sales charge ("CDSC"), which is assessed only if Class B Shares are redeemed within six years of purchase. Shareholders investing directly in Class B Shares of a Money Market Portfolio, as opposed to obtaining such shares through an exchange, will be required to participate in the Money Market Portfolios' Auto-Exchange Plan. In accordance with said Plan, shareholders will be required to establish the time and amount of their automatic exchanges such that all of such Money Market Portfolio Class B Shares so purchased will have been exchanged for Class B Shares of the other Portfolios within two years of purchase. See "Shareholder Privileges--Auto-Exchange Plan." Approximately seven years after the date of purchase, Class B Shares automatically will convert to Class A Shares, based on the relative net asset values for shares of each such Class. See "How to Redeem Shares--Class B Shares."

     Trust Shares are sold at net asset value with no sales charge. Trust Shares are sold exclusively to clients of the Adviser for their qualified trust, custody and/or agency accounts and to clients of the Adviser's affiliated and correspondent banks and certain other affiliated and non-affiliated institutions for their similar accounts maintained at such affiliates or institutions. These accounts are referred to herein as "Fiduciary Accounts."

     Class B Shares will receive lower per share dividends and at any given time the performance of Class B should be expected to be lower than for shares of each other Class because of the higher expenses borne by Class B. Similarly, Class A Shares will receive lower per share dividends and the performance of Class A should be expected to be lower than Trust Shares because of the higher expenses borne by Class A. See "Fee Table."

     An investor who is not eligible to purchase Trust Shares should consider whether, during the anticipated life of the investor's investment in the Portfolio, the accumulated distribution and service fees and CDSC on Class B Shares prior to conversion would be less than the initial sales charge, if any, on Class A Shares purchased at the same time, and to what extent, if any, such differential would be offset by the return of Class A. Additionally, investors qualifying for reduced initial sales charges who expect to maintain their investment for an extended period of time might consider purchasing Class A Shares because the accumulated continuing distribution fees on Class B Shares may exceed the initial sales charge on Class A Shares during the life of the investment.

GENERAL PURCHASE INFORMATION

     Class A Shares and Class B Shares may be purchased through a number of institutions, including the Adviser and its affiliates, Service Organizations, and directly from BISYS. Orders for purchases of Trust Shares may be placed only for clients of the Adviser, its affiliated and correspondent banks and other affiliated and non-affiliated institutions (collectively, "Institutions") for their Fiduciary Accounts maintained at such Institutions. When purchasing Portfolio shares, you must specify the Portfolio and Class of shares being purchased. The Adviser, its affiliates and Service Organizations may receive different levels of compensation for selling different Classes of Portfolio shares. Stock certificates will not be issued. It is not recommended that the Municipal Income Portfolio or Tax Free Money Market Portfolio be used as a vehicle for Keogh, IRA and other qualified plans, because such plans are otherwise entitled to tax deferred benefits. The Fund reserves the right to reject any purchase order in whole or in part, including purchases made with foreign checks and third party checks not originally made payable to the order of the investor.

     The minimum initial investment for Trust Shares of each Portfolio is $100,000, with no subsequent minimum investment. The Institution through which Trust Shares are purchased may impose initial or subsequent investment minimums which are higher or lower than those specified above and may impose different minimums for different types of accounts or purchase arrangements.

     Investors may purchase Trust Shares through procedures established by their Institution and an investor should contact such entity directly for appropriate instructions, as well as for information about conditions pertaining to the account and any related fees. The investor's Institution will transmit an investor's payment to the Fund and will supply the Fund with the required information. It is the Institution's responsibility to transmit the order properly on a timely basis.

     The minimum initial investment for Class A Shares or Class B Shares of each Portfolio is $1,000, and subsequent investments must be at least $100. The minimum initial investment is $100 for IRAs, and subsequent investments for IRAs must be at least $50. For full-time or part-time employees of the Adviser or any of its affiliates, the minimum initial investment is $500, and subsequent investments must be at least $50. For full-time or part-time employees of the Adviser or any of its affiliates who elect to have a portion of their pay directly deposited into their ISG Fund accounts, the minimum initial or subsequent investment must be at least $25. The Adviser, its affiliates and Service Organizations may impose initial or subsequent investment minimums which are higher or lower than those specified above and may impose different minimums for different types of accounts or purchase arrangements. In addition, purchases of shares made in connection with certain shareholder privileges may have different minimum investment requirements. See "Shareholder Privileges."

     You may purchase Class A Shares or Class B Shares by check or wire, or through TeleTrade or, for the Money Market Portfolios only, a sweep program as described below. Investors purchasing shares through the Adviser, its affiliates or Service Organizations should contact such entity directly for appropriate instructions, as well as for information about conditions pertaining to the account and any related fees.

     For written orders for Class A Shares or Class B Shares, you may send your initial or subsequent purchase order, together with the Fund's Account Application for initial orders and your check or money order payable to: The ISG Funds (Portfolio Name), to The ISG Funds, c/o BISYS Fund Services, Inc., Department L-1686, Columbus, Ohio 43260-1686. For subsequent investments, your Fund account number should appear on the check or money order. All payments should be made in U.S. dollars and, to avoid fees and delays, should be drawn only on U.S. banks. A charge will be imposed if a check used for investment in your account does not clear.

     For wire orders for Class A Shares or Class B Shares, you must call the Transfer Agent at 1-800-852-0045. If a subsequent payment is being made, your Fund account number should be included. Information on remitting funds in this manner, including any related fees, may be obtained from your bank.

     Subsequent investments also may be made by electronic transfer of funds from an account maintained in a bank or other domestic financial institution that is an Automated Clearing House member. For information on purchasing shares through the Automated Clearing House, you must call the Transfer Agent at 1-800-852-0045.

     Management understands that the Adviser, its affiliates and some Service Organizations may impose certain conditions on their clients which are different from those described in this Prospectus, and, to the extent permitted by applicable regulatory authority, may charge their clients a direct fee for effecting transactions in Portfolio shares. You should consult the Adviser, its affiliates or your Service Organization in this regard.

     The Fund determines net asset value per share for each Money Market Portfolio as of 2:00 p.m., Eastern time, and for each other Portfolio as of the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m., Eastern time), on each business day (which, as used herein, shall include each day the New York Stock Exchange is open for business, except Columbus Day and Veterans' Day), except on days where there are not sufficient changes in the value of a Portfolio's investment securities to materially affect the Portfolio's net asset value and no purchase orders or redemption requests have been received. The New York Stock Exchange currently is closed on the following holidays: New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Net asset value per share of each class is computed by dividing the value of the Portfolio's net assets attributable to such class (i.e., the value of its assets less liabilities) by the total number of Portfolio shares of such class outstanding. Each Money Market Portfolio uses the amortized cost method of valuing its investments. Each other Portfolio's investments are valued each business day generally by using available market quotations or at fair value which may be determined by one or more pricing services approved by the Board of Directors. Each pricing service's procedures are reviewed under the general supervision of the Board of Directors. For further information regarding the methods employed in valuing the Portfolios' investments, see "Determination of Net Asset Value" in the Statement of Additional Information.

     Federal regulations require that an investor provide a certified Tax Identification Number ("TIN") upon opening or reopening an account. See "Dividends, Distributions and Taxes" and the Fund's Account Application for further information concerning this requirement. Failure to furnish a certified TIN to the Fund could subject the investor to a $50 penalty imposed by the Internal Revenue Service ("IRS").

TERMS OF PURCHASE

     ALL PORTFOLIOS, EXCEPT THE MONEY MARKET Portfolios--Portfolio shares are sold on a continuous basis at the public offering price (i.e., net asset value plus the applicable sales load, if any, set forth below) per share next determined after an order in proper form is received by the Transfer Agent or other entity authorized to receive orders on behalf of the Fund. Orders for the purchase of Class A or Class B Shares received by dealers by the close of trading on the floor of the New York Stock Exchange on any business day and transmitted to the Transfer Agent by the close of its business day (normally 5:15 p.m., Eastern time) will be based on the public offering price per share determined as of the close of trading on the floor of the New York Stock Exchange on that day. Otherwise, the orders will be based on the next determined public offering price. It is the dealer's responsibility to transmit orders so that they will be received by the Transfer Agent before the close of its business day.

     MONEY MARKET PORTFOLIOS ONLY--Portfolio shares of each Money Market Portfolio are sold on a continuous basis at the net asset value per share next determined after an order in proper form and Federal Funds (monies of member banks within the Federal Reserve System which are held on deposit at a Federal Reserve Bank) are received by the Transfer Agent. If you do not remit Federal Funds, your payment must be converted into Federal Funds. This usually occurs within one business day of receipt of a bank wire or within two business days of receipt of a check drawn on a member bank of the Federal Reserve System. Checks drawn on banks which are not members of the Federal Reserve System may take considerably longer to convert into Federal Funds. Prior to receipt of Federal Funds, your money will not be invested.

     If your purchase order for shares of a Money Market Portfolio is received by the Transfer Agent by 2:00 p.m., Eastern time, on a business day, shares will be purchased as of 2:00 p.m., Eastern time, on such business day if payment is received in, or is converted into, Federal Funds by 4:00 p.m., Eastern time, by the Transfer Agent on that day. If your purchase order is received after 2:00 p.m., Eastern time, or if payment in Federal Funds is not received by 4:00 p.m., Eastern time, shares will be purchased as of 2:00 p.m., Eastern time, on the business day on which Federal Funds are available. If you request transactions through the Adviser, its affiliates or a Service Organization or Institution, it is such entity's responsibility to transmit orders so that they will be received by the Transfer Agent in time to receive the next determined net asset value as described above.

TELETRADE--CLASS A AND CLASS B SHARES ONLY--You may purchase Class A or Class B Shares (minimum purchase $500, maximum $50,000 per transaction) by telephone for an existing Fund account if you have checked the appropriate box and supplied the necessary information on the Account Application. The proceeds will be transferred between the bank account designated on the Account Application and your Fund account. Only a bank account maintained in a domestic financial institution which is an Automated Clearing House member may be so designated. TeleTrade purchases are effected at the net asset value (plus the applicable sales load) next determined after receipt of an order in proper form by the Transfer Agent. TeleTrade may not be available to certain clients of the Adviser, its affiliates and certain Service Organizations. The Fund may modify or terminate TeleTrade at any time or charge a service fee upon notice to shareholders. No such fee currently is contemplated. If you have selected TeleTrade, you may request such a purchase of shares by telephoning the Transfer Agent at 1-800-852-0045.

AUTOMATICALLY THROUGH "SWEEP" PROGRAMS--CLASS A SHARES AND CLASS B SHARES OF THE MONEY MARKET PORTFOLIOS ONLY--Certain investor accounts with the Adviser, its affiliates and certain Service Organizations may be eligible for an automatic investment privilege, commonly called a "sweep," under which amounts in excess of a certain minimum held in these accounts will be invested automatically in Class A or Class B Shares of either Money Market Portfolio at predetermined intervals at the next determined net asset value. Investors desiring to use this privilege should consult such entity at which the investor maintains an account to determine if it is available and whether any conditions are imposed on its use. It is the responsibility of the financial institution holding the investor's funds to transmit such investor's order on a timely basis. The "sweep" program may be modified or terminated at any time by the Fund.

PURCHASE PRICE

     CLASS A SHARES--The public offering price of Class A Shares of the Government Income Portfolio and Municipal Income Portfolio is the net asset value per share of that Class, plus, except for shareholders beneficially owning Class A Shares of such Portfolios on __________, 1998, a sales load shown below:

                                                    TOTAL SALES LOAD

                                            AS A % OF                     AS A % OF            DEALERS' REALLOWANCE
AMOUNT OF TRANSACTION                     OFFERING PRICE                NET ASSET VALUE      AS A % OF OFFERING PRICE

Less than $50,000............                 3.00%                       3.09%                           2.70%
$50,000 to less than
   $100,000..................                 2.50%                       2.56%                           2.25%
$100,000 to less than
   $250,000..................                 2.50%                       2.56%                           2.25%
$250,000 to less than
   $500,000..................                 1.50%                       1.52%                           1.35%
$500,000 to less than
   $1,000,000................                 1.00%                       1.01%                           0.90%
$1,000,000 or more...........                  -0-                         -0-                             -0-


For shareholders beneficially owning Class A Shares of the Government Income Portfolio and Municipal Income Portfolio on ________, 1998, the public offering price of Class A Shares of such Portfolios (until May 1, 2000) is the net asset value per share of that Class, plus a sales load as shown below:

                                                    TOTAL SALES LOAD

                                            AS A % OF                     AS A % OF            DEALERS' REALLOWANCE
AMOUNT OF TRANSACTION                     OFFERING PRICE                NET ASSET VALUE      AS A % OF OFFERING PRICE
Less than $100,000...........                 2.00%                       2.04%                           1.80%
$100,000 to less than
    $250,000.................                 1.75%                       1.78%                           1.58%
$250,000 to less than
    $500,000.................                 1.50%                       1.52%                           1.35%
$500,000 to less than
    $1,000,000...............                 1.00%                       1.01%                           0.90%
$1,000,000 or more...........                  -0-                         -0-                             -0-

The public offering price of Class A Shares of the Large Cap Equity Portfolio, Small Cap Opportunity Portfolio, Equity Value Portfolio, Mid Cap Portfolio and International Equity Portfolio is the net asset value per share of that Class, plus, except for shareholders beneficially owning Class A Shares of such Portfolios (other than Equity Value Portfolio) on __________, 1998, a sales load as shown below:

                                                    TOTAL SALES LOAD

                                            AS A % OF                     AS A % OF            DEALERS' REALLOWANCE
AMOUNT OF TRANSACTION                     OFFERING PRICE                NET ASSET VALUE      AS A % OF OFFERING PRICE
Less than $50,000............                 4.75%                       4.99%                           4.28%
$50,000 to less than
   $100,000..................                 4.00%                       4.17%                           3.60%
$100,000 to less than
   $250,000..................                 3.25%                       3.36%                           2.93%
$250,000 to less than
   $500,000..................                 2.50%                       2.56%                           2.25%
$500,000 to less than
   $1,000,000................                 1.75%                       1.78%                           1.58%
$1,000,000 or more...........                  -0-                         -0-                             -0-

For shareholders beneficially owning Class A Shares of the Mid Cap Portfolio and International Equity Portfolio on __________, 1998, the public offering price for Class A Share of such Portfolios (until May 1, 2000) is the net asset value per share of that Class. Until May 1, 2000, no initial sales charge is imposed at the time of purchase of Class A Shares of the Mid Cap
 Portfolio or International Equity Portfolio by such shareholders.

For shareholders beneficially owning Class A Shares of the Large Cap Equity Portfolio and Small Cap Opportunity Portfolio on ________, 1998, the public offering price of Class A Shares of such Portfolios (until May 1, 2000) is the net asset value per share of that Class, plus a sales load as shown below:

                                                    TOTAL SALES LOAD

                                            AS A % OF                     AS A % OF            DEALERS' REALLOWANCE
AMOUNT OF TRANSACTION                     OFFERING PRICE                NET ASSET VALUE      AS A % OF OFFERING PRICE

Less than $100,000...........                 3.50%                       3.63%                           ____%
$100,000 to less than
    $250,000.................                 3.00%                       3.09%                           2.70%
$250,000 to less than
    $500,000.................                 2.50%                       2.56%                           2.35%
$500,000 to less than
    $1,000,000...............                 1.00%                       1.01%                           0.90%
$1,000,000 or more...........                  -0-                         -0-                             -0-

     Except for shareholders beneficially owning Class A Shares of a Portfolio on ________, 1998, a CDSC of 1% will be assessed at the time of redemption of Class A Shares purchased without an initial sales charge as part of an investment of at least $1,000,000 and redeemed within one year after purchase. For shareholders beneficially owning Class A Shares of a Portfolio on __________, 1998 that charges such shareholders an initial sales charge, a CDSC of .50% will be assessed at the time of redemption of Class A Shares purchased without an initial sales charge as part of an investment of at least $1,000,000 (.25% will be assessed on purchases over $2,000,000) and redeemed within one year after purchase. BISYS may pay Service Organizations an amount up to 1% of the net asset value of Class A Shares purchased by their clients that are subject to a CDSC. The terms contained in the section of the Prospectus entitled "How to Redeem Shares--Contingent Deferred Sales Charge" (other than the amount of the CDSC and time periods) are applicable to the Class A Shares subject to a CDSC. Letter of Intent and Right of Accumulation apply to such purchases of Class A Shares.

     The dealer reallowance may be changed from time to time but will remain the same for all dealers. From time to time, BISYS may make or allow additional payments or promotional incentives in the form of cash or other compensation to dealers that sell Portfolio shares. Such compensation may include financial assistance to dealers in connection with conferences, sales or training programs for their employees, seminars for the public, advertising campaigns regarding the Portfolios, and/or other dealer-sponsored special events. Compensation may include payment for travel expenses, including lodging, to various locations for meetings or seminars of a business nature. Compensation also may include the following types of non-cash compensation offered through promotional contests:
(1) travel and lodging at vacation locations; (2) tickets for entertainment events; and (3) merchandise. In some instances, these incentives may be offered only to certain dealers who have sold or may sell significant amounts of Portfolio shares. None of the aforementioned compensation is paid for by the Fund, any Portfolio or its shareholders.

     NO SALES LOAD--CLASS A SHARES--Class A Shares will be offered at net asset value without a sales load to registered representatives of NASD member firms which have entered into an agreement with BISYS pertaining to the sale of Portfolio shares, full-time employees of the Adviser or BISYS, their spouses and minor children, current and retired directors of the Adviser or Deposit Guaranty National Bank or any of their affiliates, and accounts opened by a bank, trust company or thrift institution which is acting as a fiduciary and has entered into an agreement with BISYS pertaining to the sale of Portfolio shares, provided that they have furnished BISYS appropriate notification of such status at the time of the investment and with such information as BISYS may request from time to time in order to verify eligibility for this privilege. This privilege also applies to the Fund's Directors, fee-based financial planners and registered investment advisers not affiliated with or clearing purchases through full service broker/dealers, investment advisers regulated by Federal or state governmental authority when such investment advisers purchase shares for their own accounts or for accounts for which they are authorized to make investment decisions (i.e., discretionary accounts), asset allocation programs offered by the Adviser for its clients, and corporate/business retirement plans (such as 401(k), 403(b)(7), 457 and Keogh plans) sponsored by the Adviser, BISYS or their affiliates or subsidiaries or pursuant to a payroll deduction system which makes direct investments in a Portfolio by means of electronic data transmission in a form acceptable to the Fund. The sales load is not charged on shares acquired through the reinvestment of dividends or distributions or pursuant to the Directed Distribution Plan or Reinstatement Privilege, described below.

     RIGHT OF ACCUMULATION--CLASS A SHARES--Reduced sales loads apply to any purchase of Class A Shares by you and any related "purchaser" as defined in the Statement of Additional Information, where the aggregate investment in Class A Shares among any of the Portfolios offered with a sales load, including such purchase, is $50,000 or more. If, for example, you previously purchased and still hold Class A Shares of the Municipal Income Portfolio, with an aggregate current market value of $40,000 and subsequently purchase Class A Shares of the Municipal Income Portfolio having a current value of $20,000, the sales load applicable to the subsequent purchase would be reduced to 2.50% of the offering price (2.56% of the net asset value). Class A Shares of the other Portfolios may be subject to different sales load schedules, as described above under "Purchase Price--Class A Shares." All present holdings of Class A Shares may be combined to determine the current offering price of the aggregate investment in ascertaining the sales load applicable to each subsequent purchase. To qualify for reduced sales loads, at the time of a purchase an investor or his Service Organization must notify the Transfer Agent. The reduced sales load is subject to confirmation of an investor's holdings through a check of appropriate records.

     CLASS B SHARES--The public offering price for Class B Shares is the net asset value per share of that Class. No initial sales charge is imposed at the time of purchase. A CDSC is imposed, however, on certain redemptions of Class B Shares as described under "How to Redeem Shares." BISYS compensates certain Service Organizations for selling Class B Shares at the time of purchase from BISYS' own assets. The proceeds of the CDSC and the distribution fee, in part, are used to defray these expenses.

     TRUST SHARES--The public offering price for Trust Shares is the net asset value per share of that Class.

                              HOW TO REDEEM SHARES

GENERAL

     An investor who has purchased Class A or Class B Shares through an account with the Adviser, its affiliates or a Service Organization, or Trust Shares through a Fiduciary Account, must redeem shares by following instructions pertaining to such account. With respect to Class A and Class B Shares, if such investor also is the shareholder of record of the account on the books of the Transfer Agent, the investor may redeem shares as described below under "Procedures." Such investors wishing to use the other redemption methods described below must arrange with the Adviser, its affiliates or the Service Organization for delivery of the required application(s), to the Transfer Agent. It is the responsibility of the Adviser, its affiliates, or the Service Organization, as the case may be, to transmit the redemption order to the Transfer Agent and credit the investor's account with the redemption proceeds on a timely basis. Other investors may redeem all or part of their Class A or Class B Shares in accordance with the procedures described below.

     When a request is received in proper form by the Transfer Agent or other entity authorized to receive orders on behalf of the Fund, the Fund will redeem the shares at the next determined net asset value as described below. If you hold Portfolio shares of more than one Class, any request for redemption must specify the Class of shares being redeemed. If you fail to specify the Class of shares to be redeemed or if you own fewer shares of the Class than specified to be redeemed, the redemption request may be delayed until the Transfer Agent receives further instructions from you or your Service Organization. The Fund ordinarily will make payment for all shares redeemed within seven days after receipt by the Transfer Agent of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission. HOWEVER, IF YOU HAVE PURCHASED SHARES BY CHECK OR BY TELETRADE AND SUBSEQUENTLY SUBMIT A REDEMPTION REQUEST BY MAIL, THE REDEMPTION PROCEEDS WILL NOT BE TRANSMITTED TO YOU UNTIL BANK CLEARANCE OF THE CHECK OR TELETRADE PAYMENT USED FOR INVESTMENT WHICH MAY TAKE UP TO SEVEN BUSINESS DAYS. THE FUND WILL NOT TRANSMIT REDEMPTION PROCEEDS PURSUANT TO A REQUEST TO REDEEM SHARES BY WIRE FOR A PERIOD OF UP TO SEVEN BUSINESS DAYS AFTER RECEIPT BY THE TRANSFER AGENT OF THE PURCHASE CHECK OR TELETRADE ORDER AGAINST WHICH SUCH REDEMPTION IS REQUESTED. THIS PROCEDURE DOES NOT APPLY TO SHARES PURCHASED BY WIRE PAYMENT.

     With respect to redemption requests for Trust Shares of a Money Market Portfolio, if a request for redemption is received in proper form by the Transfer Agent prior to 2:00 p.m., Eastern time, on a business day, the proceeds of the redemption, if transfer by wire is requested, ordinarily will be made in Federal Funds wired to the investor's account at his or her Institution on the same day. To allow the Adviser to most effectively manage each Money Market Portfolio, investors are urged to initiate redemptions of shares as early in the day as possible and to notify the Transfer Agent at least one day in advance of redemptions in excess of $1 million. The Fund reserves the right to wire redemption proceeds up to seven days after receiving the redemption order if an earlier payment could adversely affect the Fund. In making redemption requests the names of the registered shareholders and their account numbers must be supplied.

     The Fund imposes no charges when shares are redeemed. Class B Shares and, in certain cases, Class A Shares, however, are subject to a CDSC. The Adviser, its affiliates, Service Organizations and Institutions may charge their clients a fee for effecting redemptions of Portfolio shares. The value of Portfolio shares redeemed may be more or less than their original cost, depending upon the Portfolio's then-current net asset value.

     The Fund reserves the right to redeem an investor's account at its option upon not less than 45 days' written notice if the net asset value of the investor's account is $500 or less, for reasons other than market conditions, and remains so during the notice period.

CONTINGENT DEFERRED SALES CHARGE

     CLASS B SHARES--A CDSC payable to BISYS, as the Fund's distributor, is imposed on any redemption of Class B Shares which reduces the current net asset value of the investor's Class B Shares to an amount which is lower than the dollar amount of all payments by the investor for the purchase of Class B Shares of the relevant Portfolio held by the investor at the time of redemption. No CDSC will be imposed to the extent that the net asset value of the Class B Shares redeemed does not exceed (i) the current net asset value of Class B Shares acquired through reinvestment of dividends or capital gain distributions, plus (ii) increases in the net asset value of the investor's Class B Shares above the dollar amount of all payments for the purchase of Class B Shares of the Portfolio held by the investor at the time of redemption.

     If the aggregate value of the Class B Shares redeemed has declined below their original cost as a result of the Portfolio's performance, a CDSC may be applied to the then-current net asset value rather than the purchase price.

     In circumstances where the CDSC is imposed, the amount of the charge will depend on the number of years from the time the investor purchased the Class B Shares until the time of redemption of such shares. Solely for purposes of determining the number of years from the time of any payment for the purchase of Class B Shares, all payments during a month will be aggregated and deemed to have been made on the first day of the month.

     The following table sets forth the rates of the CDSC for Class B Shares:

                                                                  CDSC AS A % OF
YEAR SINCE                                                      AMOUNT INVESTED
PURCHASE PAYMENT                                                 OR REDEMPTION
WAS MADE                                                             PROCEEDS

First........................................................            4.00
Second.......................................................            3.00
Third........................................................            3.00
Fourth.......................................................            2.00
Fifth........................................................            2.00
Sixth........................................................            1.00
Seventh......................................................            0.00

     In determining whether a CDSC is applicable to a redemption, the calculation will be made in a manner that results in the lowest possible rate. Therefore, it will be assumed that the redemption is made first of amounts representing shares acquired pursuant to the reinvestment of dividends and distributions; then of amounts representing the increase in net asset value of Class B Shares above the total amount of payments for the purchase of Class B Shares made during the preceding six years; then of amounts representing the cost of shares purchased six years prior to the redemption; and finally, of amounts representing the cost of shares held for the longest period of time within the applicable six-year period.

     For example, assume an investor purchased 100 shares at $10 per share for a cost of $1,000. Subsequently, the shareholder acquired 5 additional shares through dividend reinvestment. During the second year after the purchase the investor decided to redeem $500 of his or her investment. Assuming at the time of the redemption the net asset value had appreciated to $12 per share, the value of the investor's shares would be $1,260 (105 shares at $12 per share). The CDSC would not be applied to the value of the reinvested dividend shares and the amount which represents appreciation ($260). Therefore, $240 of the $500 redemption proceeds ($500 minus $260) would be charged at a rate of 3% (the applicable rate in the second year after purchase) for a total CDSC of $7.20.

     BISYS compensates certain Service Organizations for selling Class B Shares at the time of purchase from BISYS' own assets. The proceeds of the CDSC and distribution fee, in part, are used to defray these expenses.

     WAIVER OF CDSC--The CDSC may be waived in connection with (a) redemptions made within one year after the death or disability, as defined in Section 72(m)(7) of the Code, of the shareholder, (b) redemptions by participants in qualified or non-qualified employee benefit plans or other programs (such as 401(k), 403(b)(7), 457 and Keogh plans) sponsored by the Adviser, BISYS or their affiliates or subsidiaries or which make direct investments in the Portfolio by means of electronic data transmission, (c) redemptions as a result of a combination of any investment company with the Portfolio by merger, acquisition of assets or otherwise, (d) a distribution following retirement under a tax-deferred retirement plan or upon attaining age 70-1/2 in the case of an IRA or Keogh plan or custodial account pursuant to Section 403(b) of the Code, and
(e) redemptions pursuant to the Automatic Withdrawal Plan, as described in the Portfolios' Prospectus. Any Portfolio shares subject to a CDSC which were purchased prior to the termination of such waiver will have the CDSC waived as provided in the Portfolios' Prospectus at the time of the purchase of such shares.

     CONVERSION OF CLASS B SHARES--Approximately seven years after the date of purchase, Class B Shares automatically will convert to Class A Shares, based on the relative net asset values for shares of each such Class, and will no longer be subject to the distribution fee and shareholder services fee charged Class B Shares, but will be subject to the distribution fee charged Class A Shares. At that time, Class B Shares that have been acquired through the reinvestment of dividends and distributions ("Dividend Shares") will be converted in the proportion that a shareholder's Class B Shares (other than Dividend Shares) converting to Class A Shares bears to the total Class B Shares then held by the shareholder which were not acquired through the reinvestment of dividends and distributions.

PROCEDURES

     WRITTEN ORDERS--CLASS A AND CLASS B SHARES--Written requests for redemption, indicating the name of the Portfolio and that Class A or Class B Shares are being redeemed, with signature appropriately guaranteed, if required, and otherwise in accordance with the requirements listed below, should be mailed to The ISG Funds, c/o BISYS Fund Services, Inc., Department L-1686, Columbus, Ohio 43260-1686.

     WIRE REDEMPTION PRIVILEGE--CLASS A AND CLASS B Shares--After appropriate prior authorization, you may request by telephone or in writing that redemption proceeds be transmitted by the Transfer Agent via Federal Funds wire transfer to your bank account. Redemption requests must be in an amount of at least $1,000. The Fund reserves the right to refuse any request for a wire transfer and may limit the amount involved or the number of telephone redemption requests. This Privilege may be modified or terminated at any time by the Transfer Agent or the Fund.

     TELETRADE--CLASS A AND CLASS B SHARES--You may redeem shares (minimum $500, maximum $50,000 per transaction) by telephone if you have checked the appropriate box and supplied the necessary information on the Fund's Account Application. The proceeds will be transferred between your Fund account and the bank account designated on the Account Application. Only a bank account maintained in a domestic financial institution which is an Automated Clearing House member may be so designated. Redemption proceeds will be on deposit in your account at an Automated Clearing House member bank ordinarily two days after receipt of the redemption request. The Fund may modify or terminate TeleTrade at any time or charge a service fee upon notice to shareholders. No such fee currently is contemplated. If you have selected TeleTrade, you may request such a redemption of shares by telephoning the Transfer Agent at 1-800-852-0045.

     AUTOMATICALLY THROUGH "SWEEP" PROGRAMS--Class A and Class B Shares of the Money Market Portfolios only--See page __.

REDEMPTION REQUIREMENTS

     Written redemption instructions, indicating the name of the Portfolio and that Class A or Class B Shares are being redeemed, must be received by the Transfer Agent in proper form and signed exactly as the shares are registered. Except as noted below, all signatures must be guaranteed. The Transfer Agent has adopted standards and procedures pursuant to which signature-guarantees in proper form generally will be accepted from domestic banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations, as well as from participants in the New York Stock Exchange Medallion Signature Program, the Securities Transfer Agents Medallion Program ("STAMP") and the Stock Exchanges Medallion Program. Signature-guarantees may not be provided by notaries public. The signature guarantee requirement will be waived if the following conditions apply: (1) the redemption check is payable to the shareholder(s) of record; and
(2) the redemption check is mailed to the shareholder(s) at the address of record or the proceeds are either mailed or wired to a financial institution account previously designated. Redemption requests by corporate and fiduciary shareholders must be accompanied by appropriate documentation establishing the authority of the person seeking to act on behalf of the account. You may obtain from the Fund or the Transfer Agent forms of resolutions and other documentation which have been prepared in advance to assist compliance with the Fund's procedures.

     You may redeem or exchange Portfolio shares by telephone if you have checked the appropriate box on the Fund's Account Application. By selecting a telephone redemption or exchange privilege, an investor authorizes the Transfer Agent to act on telephone instructions from any person representing himself or herself to be the investor, or a representative of the investor's Service Organization or Institution, and reasonably believed by the Transfer Agent to be genuine. The Fund will require the Transfer Agent to employ reasonable procedures, such as requiring a form of personal identification, to confirm that instructions are genuine and, if it does not follow such procedures, the Fund or the Transfer Agent may be liable for any losses due to unauthorized or fraudulent instructions. Neither the Fund nor the Transfer Agent will be liable for following telephone instructions reasonably believed to be genuine.

     During times of drastic economic or market conditions, investors may experience difficulty in contacting the Transfer Agent by telephone to request a redemption or exchange of Portfolio shares. In such cases, investors should consider using the other redemption procedures described herein. Use of these other redemption procedures may result in the investor's redemption request being processed at a later time than it would have been if telephone redemption had been used. During the delay, the Portfolio's net asset value may fluctuate.

                             SHAREHOLDER PRIVILEGES

     The services and privileges described under this heading may not be available to certain clients of the Adviser, its affiliates, certain Service Organizations and Institutions, and the Adviser, its affiliates, some Service Organizations and Institutions may impose certain conditions on their clients which are different from those described in this Prospectus. Such investors should consult the Adviser, its affiliates, their Service Organization or Institution in this regard.

EXCHANGE PRIVILEGE

     The Exchange Privilege enables you to purchase, in exchange for shares of a Portfolio, shares of the same class of one of the other Portfolios, to the extent such shares are offered for sale in your state of residence. If you desire to use this Privilege, you should consult the Adviser, its affiliate or Institution where you maintain your account, your Service Organization or BISYS to determine if it is available and whether any conditions are imposed on its use.

     To use the Exchange Privilege, you or your Service Organization or Institution acting on your behalf must give exchange instructions to the Transfer Agent in writing or by telephone, or in accordance with the instructions pertaining to your account at the Adviser or its affiliates. If you previously established the Telephone Exchange Privilege, you may telephone exchange instructions by calling 1-800-852-0045. See "How to Redeem Shares--Redemption Requirements." Before any exchange into a Portfolio offered by another prospectus, you must obtain and should review a copy of the current prospectus of the Portfolio into which the exchange is being made. Prospectuses may be obtained from the Adviser, its affiliates, certain Service Organizations, the investor's Institution or BISYS. The shares being exchanged must have a current value of at least $500; furthermore, when establishing a new account by exchange, the shares being exchanged must have a value of at least the minimum initial investment required for the Portfolio into which the exchange is being made.

     Shares will be exchanged at the next determined net asset value; however, a sales load, which may be waived or reduced as described below, may be charged with respect to exchanges of Class A Shares. No CDSC will be imposed on Class B Shares at the time of an exchange; however, shares acquired through an exchange will be subject to the CDSC applicable to the exchanged or acquired shares. The CDSC applicable on redemption of the acquired shares will be calculated from the date of the initial purchase of the Class B Shares exchanged. If you are exchanging Class A Shares into a Portfolio that charges a sales load, you may qualify for share prices which do not include the sales load or which reflect a reduced sales load, if the shares you are exchanging were: (a) purchased with a sales load, (b) acquired by a previous exchange from shares purchased with a sales load, or (c) acquired through reinvestment of dividends or distributions paid with respect to the foregoing categories of shares. No fees currently are charged shareholders directly in connection with exchanges although the Fund reserves the right, upon not less than 60 days' written notice, to charge shareholders a nominal administrative fee in accordance with rules promulgated by the Securities and Exchange Commission. The Fund reserves the right to reject any exchange request in whole or in part. The Exchange Privilege may be modified or terminated at any time upon notice to shareholders.

     The exchange of shares of one Portfolio for shares of another is treated for Federal income tax purposes as a sale of the shares given in exchange by the shareholder and, therefore, an exchanging shareholder may realize a taxable gain or loss.

AUTO-EXCHANGE PLAN--MONEY MARKET PORTFOLIOS ONLY

     The Auto-Exchange Plan enables holders of Class B Shares of a Money Market Portfolio to make regular monthly or quarterly exchanges into Class B Shares of another Portfolio. The Transfer Agent will exchange automatically Class B Shares of the Money Market Portfolio in the amount specified (subject to applicable minimums) according to the schedule the investor has selected. Shares will be exchanged at the then-current net asset value. No CDSC will be imposed at the time of the exchange; however, the Class B Shares acquired through an exchange will be subject on redemption to the applicable CDSC, which will be calculated from the date of the initial purchase of the Class B Shares exchanged.

     Shareholders investing directly in Class B Shares of a Money Market Portfolio, as opposed to through an exchange, will be required to participate in the Auto-Exchange Plan and to establish the time and amount of their automatic exchanges such that all of the Class B Shares of the Money Market Portfolio so purchased will have been exchanged for Class B Shares of the other Portfolios within two years of purchase.

     To participate in the Auto-Exchange Plan, shareholders must complete the appropriate section of the Account Application. The Auto-Exchange Plan may be modified or canceled by the Fund or BISYS at any time. You may modify your instructions or cancel your participation in the Auto-Exchange Plan at any time by mailing written notification to The ISG Funds, c/o BISYS Fund Services, Inc., Department L-1686, Columbus, Ohio 43260-1686.

AUTOMATIC INVESTMENT PLAN

     The Automatic Investment Plan permits you to purchase Class A or Class B Shares (minimum initial investment of $1,000 and minimum subsequent investments of $100 per transaction) at regular intervals selected by you. Provided your bank or other financial institution allows automatic withdrawals, Class A or Class B Shares may be purchased by transferring funds from the bank account designated by you. At your option, the account designated will be debited in the specified amount, and Class A or Class B Shares will be purchased, once a month, on either the first or fifteenth day, or twice a month, on both days. Only an account maintained at a domestic financial institution which is an Automated Clearing House member may be so designated. This service enables you to make regularly scheduled investments and may provide you with a convenient way to invest for long-term financial goals. You should be aware, however, that periodic investment plans do not guarantee a profit and will not protect an investor against loss in a declining market. To establish an Automatic Investment Plan account, you must check the appropriate box and supply the necessary information on the Account Application. You may obtain the necessary applications from BISYS. You may cancel your participation in the Automatic Investment Plan or change the amount of purchase at any time by mailing written notification to The ISG Funds, c/o BISYS Fund Services, Inc., Department L-1686, Columbus, Ohio 43260-1686, and such notification will be effective three business days following receipt. The Fund may modify or terminate the Automatic Investment Plan at any time or charge a service fee. No such fee currently is contemplated.

DIRECTED DISTRIBUTION PLAN

     The Directed Distribution Plan enables you to invest automatically dividends and capital gain distributions, if any, paid by a Portfolio in Class A or Class B Shares of another Portfolio of which you are a shareholder. Class A or Class B Shares of the other Portfolio will be purchased at the then-current net asset value. Minimum subsequent investments do not apply. Investors desiring to participate in the Directed Distribution Plan should check the appropriate box and supply the necessary information on the Account Application. The Plan is available only for existing accounts and may not be used to open new accounts. The Fund may modify or terminate the Directed Distribution Plan at any time or charge a service fee. No such fee currently is contemplated.

AUTOMATIC WITHDRAWAL PLAN

     The Automatic Withdrawal Plan permits you to request withdrawal of a specified dollar amount (minimum of $50), with respect to Class A or Class B Shares, on either a monthly, quarterly, semi-annual or annual basis if you have a $5,000 minimum account. The automatic withdrawal will be made on the first or fifteenth day, at your option, of the period selected. To participate in the Automatic Withdrawal Plan, you must check the appropriate box and supply the necessary information on the Account Application. The Automatic Withdrawal Plan may be ended at any time by the investor, the Fund or the Transfer Agent.

     No CDSC with respect to Class B Shares will be imposed on withdrawals made under the Automatic Withdrawal Plan, provided that the amounts withdrawn under the plan do not exceed on an annual basis 10% of the account value at the time the shareholder elects to participate in the Automatic Withdrawal Plan. Withdrawals with respect to Class B Shares under the Automatic Withdrawal Plan that exceed on an annual basis 10% of the value of the shareholder's account will be subject to a CDSC on the amounts exceeding 10% of the initial account value. Purchases of additional Class A Shares where the sales load is imposed concurrently with withdrawals of Class A Shares generally are undesirable.

REINSTATEMENT PRIVILEGE

     The Reinstatement Privilege enables investors who have redeemed Class A or Class B Shares to repurchase, within 90 days of such redemption, Class A or Class B Shares of a Portfolio in an amount not to exceed the redemption proceeds received at a purchase price equal to the then-current net asset value determined after a reinstatement request and payment are received by the Transfer Agent. This privilege also enables such investors to reinstate their account for the purpose of exercising the Exchange Privilege. Upon reinstatement for Class B Shares, the investor's account will be credited with an amount equal to the CDSC previously paid upon redemption of the Class B Shares reinvested. To use the Reinstatement Privilege, you must submit a written reinstatement request to the Transfer Agent. The reinstatement request and payment must be received within 90 days of the trade date of the redemption. There currently are no restrictions on the number of times an investor may use this privilege.

LETTER OF INTENT

     By signing a Letter of Intent form, available from BISYS or certain Service Organizations, you become eligible for the reduced sales load applicable to the total number of Class A Shares purchased in a 13-month period (beginning up to 90 days prior to the date of execution of the Letter of Intent) pursuant to the terms and conditions set forth in the Letter of Intent. A minimum initial purchase of $5,000 is required. To compute the applicable sales load, the offering price of shares you hold (on the date of submission of the Letter of Intent) in any Portfolio that may be used toward "Right of Accumulation" benefits described above may be used as a credit toward completion of the Letter of Intent.

     The Transfer Agent will hold in escrow 5% of the amount indicated in the Letter of Intent for payment of a higher sales load if the investor does not purchase the full amount indicated in the Letter of Intent. The escrow will be released when the investor fulfills the terms of the Letter of Intent by purchasing the specified amount. Assuming completion of the total minimum investment specified under a Letter of Intent, an adjustment will be made to reflect any reduced sales load applicable to shares purchased during the 90-day period prior to the submission of the Letter of Intent. In addition, if the investor's purchases qualify for a further sales load reduction, the sales load will be adjusted to reflect the investor's total purchase at the end of 13 months.

     If total purchases are less than the amount specified, the investor will be requested to remit an amount equal to the difference between the sales load actually paid and the sales load applicable to the aggregate purchases actually made. If such remittance is not received within 20 days, the Transfer Agent, as attorney-in-fact pursuant to the terms of the Letter of Intent, will redeem an appropriate number of Class A Shares held in escrow to realize the difference. Signing a Letter of Intent does not bind the investor to purchase, or the Fund to sell, the full amount indicated at the sales load in effect at the time of signing, but the investor must complete the intended purchase to obtain the reduced sales load. At the time you purchase Class A Shares, you must indicate your intention to do so under a Letter of Intent. Purchases pursuant to a Letter of Intent will be made at the then-current net asset value plus the applicable sales load in effect at the time such Letter of Intent was executed.

                       DIVIDENDS, DISTRIBUTIONS AND TAXES

     INTERNATIONAL EQUITY PORTFOLIO--Declares and pays dividends from net investment income and distributes any net capital gain annually.

     LARGE CAP EQUITY, SMALL CAP OPPORTUNITY, MID CAP AND EQUITY VALUE PORTFOLIOS--Declare and pay dividends from net investment income quarterly and distribute any net capital gain annually.

     MUNICIPAL INCOME AND GOVERNMENT INCOME PORTFOLIOS--Declare and pay dividends from net investment income monthly and distribute any net capital gain annually.

     TAX FREE MONEY MARKET AND GOVERNMENT MONEY MARKET Portfolios--Declare dividends from net investment income on each business day. Dividends usually are paid on the last calendar day of each month. The earnings for Saturdays, Sundays and holidays are declared as dividends on the preceding business day. Shares begin accruing income dividends on the day the purchase order is effective.

     APPLICABLE TO ALL PORTFOLIOS (EXCEPT WHERE INDICATED)--Each Portfolio will make distributions from net realized securities gains, if any, once a year, but may make distributions on a more frequent basis to comply with the distribution requirements of the Code, in all events in a manner consistent with the provisions of the 1940 Act. No Portfolio will make distributions from net realized securities gains unless capital loss carryovers, if any, have been utilized or have expired. Dividends are automatically reinvested in additional Portfolio shares of the same class from which they were paid at net asset value, unless payment in cash is requested. If all shares in an account are redeemed at any time, all dividends to which the shareholder is entitled will be paid along with the proceeds of the redemption. Dividends paid by each class of shares of a Portfolio will be calculated at the same time and in the same manner and will be of the same amount, except that the expenses attributable solely to a class will be borne exclusively by such class.

     If you elect to receive distributions in cash and your distribution checks
(1) are returned to the Fund marked "undeliverable" or (2) remain uncashed for six months, your cash election will be changed automatically and your future dividend and capital gains distributions will be reinvested in Portfolio shares at the net asset value determined as of the date of payment of the distribution. In addition, any such undeliverable checks or checks that remain uncashed for six months will be canceled and will be reinvested in Portfolio shares at the net asset value determined as of the date of cancellation.

     Dividends and distributions of the Municipal Income Portfolio and Tax Free Money Market Portfolio derived from taxable investments and from income or gain derived from securities transactions and from the use of the investment techniques described under "Appendix --Investment Techniques" will be subject to Federal income tax. Dividends paid by each other Portfolio derived from interest, together with distributions from any net realized short-term securities gains and all or a portion of any gains realized from the sale or other disposition of certain market discount bonds, generally are taxable to U.S. investors as ordinary income for Federal income tax purposes, whether received in cash or reinvested in additional Portfolio shares. Distributions from net realized long-term securities gains, if any, generally are taxable to U.S. investors as long-term capital gains for Federal income tax purposes, regardless of how long shareholders have held their shares and whether such distributions are received in cash or reinvested in additional Portfolio shares. The Code provides that an individual generally will be taxed on his or her net capital gain at a maximum rate of 20% with respect to capital gain from securities held for more than than 12 months. Dividends and distributions may be subject to state and local taxes.

     Dividends and distributions attributable to interest from direct obligations of the United States and paid by a Portfolio to individuals currently are not subject to tax in most states. Dividends and distributions attributable to interest from other securities in which the Portfolios may invest may be subject to state tax. The Fund will provide shareholders with a statement which sets forth the percentage of dividends and distributions paid by the Portfolio that is attributable to interest income from direct obligations of the United States.

     Although all or a substantial portion of the dividends paid by the Municipal Income Portfolio and Tax Free Money Market Portfolio may be excluded by shareholders of such Portfolios from their gross income for Federal income tax purposes, each of these Portfolios may purchase specified private activity bonds, the interest from which may be (i) a preference item for purposes of the alternative minimum tax, or (ii) a factor in determining the extent to which a shareholder's Social Security benefits are taxable. If the Municipal Income Portfolio or Tax Free Money Market Portfolio purchases such securities, the portion of dividends related thereto will not necessarily be tax exempt to an investor who is subject to the alternative minimum tax and/or tax on Social Security benefits and may cause an investor to be subject to such taxes.

     Dividends derived from net investment income, together with distributions from net realized short-term securities gains and all or a portion of any gains realized from the sale or other disposition of certain market discount bonds, paid by a Portfolio to a foreign investor generally are subject to U.S. nonresident withholding taxes at the rate of 30%, unless the foreign investor claims the benefits of a lower rate specified in a tax treaty. Distributions from net realized long-term securities gains paid by a Portfolio to a foreign investor, as well as the proceeds of any redemptions from a foreign investor's account, regardless of the extent to which gain or loss may be realized, will not be subject to U.S. nonresident withholding tax. However, such distributions may be subject to backup withholding, as described below, unless the foreign investor certifies his non-U.S. residency status.

     The Code provides for the "carryover" of some or all of the sales load imposed on Class A Shares if an investor exchanges his or her Class A Shares for shares of another Portfolio within 91 days of purchase and such other Portfolio reduces or eliminates its otherwise applicable sales load charge for the purpose of the exchange. In this case, the amount of the sales load charged the investor for Class A Shares, up to the amount of the reduction of the sales load charged on the exchange, is not included in the basis of the investor's Class A Shares for purposes of computing gain or loss on the exchange, and instead is added to the basis of the shares received on the exchange.

     Notice as to the tax status of your dividends and distributions will be mailed to you annually. You also will receive periodic summaries of your account which will include information as to dividends and distributions from securities gains, if any, paid during the year.

     Federal regulations generally require the Fund to withhold ("backup withholding") and remit to the U.S. Treasury 31% of dividends, distributions from net realized securities gains and the proceeds of any redemption, regardless of the extent to which gain or loss may be realized, paid to a shareholder if such shareholder fails to certify either that the TIN furnished in connection with opening an account is correct or that such shareholder has not received notice from the IRS of being subject to backup withholding as a result of a failure to properly report taxable dividend or interest income on a Federal income tax return. Furthermore, the IRS may notify the Fund to institute backup withholding if the IRS determines a shareholder's TIN is incorrect or if a shareholder has failed to properly report taxable dividend and interest income on a Federal income tax return.

     A TIN is either the Social Security number, IRS individual taxpayer identification number, or employer identification number of the record owner of the account. Any tax withheld as a result of backup withholding does not constitute an additional tax imposed on the record owner of the account, and may be claimed as a credit on the record owner's Federal income tax return.

     The Adviser expects that each Portfolio will qualify as a "regulated investment company" under the Code so long as such qualification is in the best interests of its shareholders. Qualification as a regulated investment company relieves the Portfolio of any liability for Federal income tax to the extent its earnings are distributed in accordance with applicable provisions of the Code. Each Portfolio is subject to a non-deductible 4% excise tax, measured with respect to certain undistributed amounts of taxable investment income and capital gains.

     You should consult your tax adviser regarding specific questions as to Federal, state or local taxes.

                             PERFORMANCE INFORMATION

     LARGE CAP EQUITY, SMALL CAP OPPORTUNITY, MID CAP, EQUITY VALUE AND INTERNATIONAL EQUITY PORTFOLIOS--For purposes of advertising, performance will be calculated on the bases of average annual total return and/or total return. Average annual total return is calculated pursuant to a standardized formula which assumes that an investment in the Portfolio was purchased with an initial payment of $1,000 and that the investment was redeemed at the end of a stated period of time, after giving effect to the reinvestment of dividends and distributions during the period. The return is expressed as a percentage rate which, if applied on a compounded annual basis, would result in the redeemable value of the investment at the end of the period. Advertisements of a Portfolio's performance will include the Portfolio's average annual total return for one, five and ten year periods, or for shorter time periods depending upon the length of time the Portfolio has operated.

     Total return is computed on a per share basis and assumes the reinvestment of dividends and distributions. Total return generally is expressed as a percentage rate which is calculated by combining the income and principal changes for a specified period and dividing by the net asset value (or maximum offering price in the case of Class A Shares) per share at the beginning of the period. Advertisements may include the percentage rate of total return or may include the value of a hypothetical investment at the end of the period which assumes the application of the percentage rate of total return. Total return also may be calculated by using the net asset value per share at the beginning of the period instead of the maximum offering price per share at the beginning of the period for Class A Shares or without giving effect to any applicable CDSC at the end of the period for Class B Shares. Calculations based on the net asset value per share do not reflect the deduction of the applicable sales charge, which, if reflected, would reduce the performance quoted.

     MUNICIPAL INCOME AND GOVERNMENT INCOME PORTFOLIOS--For purposes of advertising, performance will be calculated on several bases, including current yield, average annual total return and/or total return. Current yield refers to a Portfolio's annualized net investment income per share over a 30-day period, expressed as a percentage of the net asset value per share at the end of the period. For purposes of calculating current yield, the amount of net investment income per share during that 30-day period, computed in accordance with regulatory requirements, is compounded by assuming that it is reinvested at a constant rate over a six-month period. An identical result is then assumed to have occurred during a second six-month period which, when added to the result for the first six months, provides an "annualized" yield for an entire one-year period.

     The Municipal Income Portfolio may advertise tax equivalent yield, which is calculated by determining the pre-tax yield which, after being taxed at a certain rate, would be equivalent to a stated current yield calculated as described above.

     Average annual total return and total return will be calculated as described above.

     TAX FREE MONEY MARKET AND GOVERNMENT MONEY MARKET Portfolios--From time to time, each Money Market Portfolio will advertise its yield and effective yield. Both yield figures are based on historical earnings and are not intended to indicate future performance. It can be expected that these yields will fluctuate substantially. The yield of the Portfolio refers to the income generated by an investment in such Portfolio over a seven-day period (which period will be stated in the advertisement). This income is then annualized. That is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The effective yield is calculated similarly but, when annualized, the income earned by an investment in the Portfolio is assumed to be reinvested. The effective yield will be slightly higher than the yield because of the compounding effect of this assumed reinvestment. The Tax Free Money Market Portfolio may advertise tax equivalent yield as described above.

     APPLICABLE TO ALL PORTFOLIOS--Performance will vary from time to time and past results are not necessarily representative of future results. Investors should remember that performance is a function of portfolio management in selecting the type and quality of portfolio securities and is affected by operating expenses. The fees payable by Class B Shares pursuant to the Distribution Plan and Shareholder Services Plan are higher than those payable by Class A Shares pursuant to the Distribution Plan. Trust Shares are not subject to Distribution Plan or Shareholder Services Plan fees. As a result, at any given time, the performance of Class B Shares should be expected to be lower than that of Class A Shares and the performance of Class A Shares and Class B Shares should be expected to be lower than that of Trust Shares. Performance information, such as that described above, may not provide a basis for comparison with other investments or other investment companies using a different method of calculating performance.

     Comparative performance information may be used from time to time in advertising or marketing each Portfolio's shares, including data from Lipper Analytical Services, Inc., Morningstar, Inc., Bank Rate MonitorTM, IBC Money Fund Averages ReportTM, Bond Buyer's 20-Bond Index, Moody's Bond Survey Bond Index, Lehman Brothers Aggregate Bond Index and components thereof, S&P 500 Index, the Dow Jones Industrial Average, CDA/Wiesenberger Investment Companies Service, Mutual Fund Values; Mutual Fund Forecaster, Mutual Fund Investing and other industry publications.

                               GENERAL INFORMATION

     The Fund was incorporated under Maryland law on March 6, 1990, and commenced operations on August 28, 1990.

     The Fund is authorized to issue __ billion shares of Common Stock (with 750 million shares allocated to each Portfolio), par value $.001 per share. Each Portfolio's shares are classified into Class A Shares (250 million), Class B Shares (250 million) and Trust Shares (250 million). Each share has one vote and shareholders will vote in the aggregate and not by Class except as otherwise required by law.

     Unless otherwise required by the 1940 Act, ordinarily it will not be necessary for the Fund to hold annual meetings of shareholders. As a result, shareholders may not consider each year the election of Directors or the appointment of auditors. However, the holders of at least 10% of the shares outstanding and entitled to vote may require the Fund to hold a special meeting of shareholders for purposes of removing a Director from office. Shareholders may remove a Director by the affirmative vote of a majority of the Fund's outstanding voting shares. In addition, the Board of Directors will call a meeting of shareholders for the purpose of electing Directors if, at any time, less than a majority of the Directors then holding office have been elected by shareholders.

     The Fund is a "series fund," which is a mutual fund divided into separate portfolios, each of which is treated as a separate entity for certain matters under the 1940 Act and for other purposes. A shareholder of one portfolio is not deemed to be a shareholder of any other portfolio. For certain matters Fund shareholders vote together as a group; as to others they vote separately by portfolio. From time to time, other portfolios may be established and sold pursuant to other offering documents. The Fund's corporate Charter established the Portfolios under the name AmeriStar.

     To date, 20 portfolios have been authorized. The other portfolios are not being offered by this Prospectus. All consideration received by the Fund for shares of one of the portfolios, and all assets in which such consideration is invested, belong to that portfolio (subject only to the rights of creditors of the Fund) and will be subject to the liabilities related thereto. The income attributable to, and expenses of, one portfolio are treated separately from those of the other portfolios.

     The Transfer Agent maintains a record of each investor's ownership and sends confirmations and statements of account.

     Shareholder inquiries may be made by writing to the Fund at 3435 Stelzer Road, Columbus, Ohio 43219-3035.

                                    APPENDIX

PORTFOLIO SECURITIES

     To the extent set forth in this Prospectus, each Portfolio may invest in the securities described below.

MONEY MARKET INSTRUMENTS

     U.S. TREASURY SECURITIES--Each Portfolio may invest in U.S. Treasury securities which include Treasury Bills, Treasury Notes and Treasury Bonds that differ in their interest rates, maturities and times of issuance. Treasury Bills have initial maturities of one year or less; Treasury Notes have initial maturities of one to ten years; and Treasury Bonds generally have initial maturities of greater than ten years.

     U.S. GOVERNMENT SECURITIES--In addition to U.S. Treasury securities, each Portfolio may invest in securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities. Some obligations issued or guaranteed by U.S. Government agencies and instrumentalities, for example, Government National Mortgage Association pass-through certificates, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Federal Home Loan Banks, by the right of the issuer to borrow from the Treasury; others, such as those issued by the Federal National Mortgage Association, by discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality; and others, such as those issued by the Student Loan Marketing Association, only by the credit of the agency or instrumentality. These securities bear fixed, floating or variable rates of interest. Principal and interest may fluctuate based on generally recognized reference rates or the relationship of rates. While the U.S. Government provides financial support to such U.S. Government-sponsored agencies or instrumentalities, no assurance can be given that it will always do so, since it is not so obligated by law. Each Portfolio will invest in such securities only when it is satisfied that the credit risk with respect to the issuer is minimal.

     BANK OBLIGATIONS--Each Portfolio may invest in bank obligations (other than those issued by the Adviser or its affiliates), including certificates of deposit, time deposits, bankers' acceptances and other short-term obligations of domestic banks, foreign subsidiaries or foreign branches of domestic banks, and domestic branches of foreign banks, domestic savings and loan associations and other banking institutions. With respect to such securities issued by foreign subsidiaries or foreign branches of domestic banks, and domestic branches of foreign banks, a Portfolio may be subject to additional investment risks that are different in some respects from those incurred by a fund which invests only in debt obligations of U.S. domestic issuers. Such risks include possible future political and economic developments, the possible imposition of foreign withholding taxes on interest income payable on the securities, the possible establishment of exchange controls or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on these securities, the possible seizure or nationalization of foreign deposits and the possible subordination of deposits in foreign branches to receivership expenses and U.S. office deposits in the event of insolvency. See "Description of the Portfolios--Investment Considerations and Risk Factors--Investing in Foreign Securities."

     Certificates of deposit are negotiable certificates evidencing the obligation of a bank to repay funds deposited with it for a specified period of time.

     Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by a Portfolio will not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation.

     Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. The other short-term obligations may include uninsured, direct obligations, bearing fixed, floating or variable interest rates.

     COMMERCIAL PAPER AND OTHER SHORT-TERM CORPORATE Obligations--Each Portfolio, except the Government Money Market Portfolio, may invest in commercial paper, which consists of short-term, unsecured promissory notes issued to finance short-term credit needs. The commercial paper purchased by the Portfolios will consist only of direct obligations which, at the time of their purchase, are (a) rated not lower than Prime-1 by Moody's, A-1 by S&P, F-1 by Fitch or Duff-1 by Duff, or (b) issued by companies having an outstanding unsecured debt issue currently rated not lower than Aa3 by Moody's or AA-by
S&P, Fitch or Duff, or (c) if unrated, determined by the Adviser to be of comparable quality to those rated obligations which may be purchased by such Portfolio.

     REPURCHASE AGREEMENTS--Each Portfolio may enter into repurchase agreements, which involve the acquisition by a Portfolio of an underlying debt instrument, subject to an obligation of the seller to repurchase, and such Portfolio to resell, the instrument at a fixed price usually not more than one week after its purchase. Certain costs may be incurred by a Portfolio in connection with the sale of the securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, realization on the securities by a Portfolio may be delayed or limited. Each Portfolio will consider on an ongoing basis the creditworthiness of the institutions with which it enters into repurchase agreements.

     ZERO COUPON AND STRIPPED SECURITIES--Each Portfolio may invest in zero coupon U.S. Treasury securities, which are Treasury Notes and Bonds that have been stripped of their unmatured interest coupons, the coupons themselves and receipts or certificates representing interests in such stripped debt obligations and coupons. Each Portfolio, except the Tax Free Money Market Portfolio and Government Money Market Portfolio, also may invest in zero coupon securities issued by corporations and financial institutions which constitute a proportionate ownership of the issuer's pool of underlying U.S. Treasury securities. A zero coupon security pays no interest to its holder during its life and is sold at a discount to its face value at maturity. The amount of the discount fluctuates with the market price of the security. The market prices of zero coupon securities generally are more volatile than the market prices of securities that pay interest periodically and are likely to respond to a greater degree to changes in interest rates than non-zero coupon securities having similar maturities and credit qualities.

     FLOATING AND VARIABLE RATE OBLIGATIONS--Each Portfolio may purchase floating and variable rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of 397 days, but which permit the holder to demand payment of principal at any time, or at specified intervals. Variable rate demand notes include master demand notes which are obligations that permit the Portfolio to invest fluctuating amounts, at varying rates of interest, pursuant to direct arrangements between the Portfolio, as lender, and the borrower. These obligations permit daily changes in the amount borrowed. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and a Portfolio may invest in obligations which are not so rated only if the Adviser determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Portfolio may invest. The Adviser, on behalf of each Portfolio, will consider on an ongoing basis the creditworthiness of the issuers of the floating and variable rate demand obligations purchased by such Portfolio.

     NOTES--Each Portfolio may purchase unsecured promissory notes ("Notes") which are not readily marketable and have not been registered under the Securities Act of 1933, as amended, provided such investments are consistent with its investment objective. No Portfolio will invest more than 10% of its net assets in such Notes and in other securities that are illiquid.

     PARTICIPATION INTERESTS AND TRUST RECEIPTS--Each Portfolio may purchase from financial institutions and trusts created by such institutions participation interests and trust receipts in securities in which it may invest and may enter into loan participation agreements. A participation interest or receipt gives the Portfolio an undivided interest in the security in the proportion that the Portfolio's participation interest or receipt bears to the total principal amount of the security. These instruments may have fixed, floating or variable rates of interest with remaining maturities of 397 days or less. If the instrument is unrated, or has been given a rating below that which is permissible for purchase by the Portfolio, the instrument will be backed by an irrevocable letter of credit or guarantee of a bank or other entity the debt securities of which are rated high quality, or the payment obligation otherwise will be collateralized by U.S. Government securities, or, in the case of unrated instruments, the Adviser, acting upon delegated authority from the Fund's Board of Directors, must have determined that the instrument is of comparable quality to those instruments in which the Portfolio may invest. Participation interests or trust receipts with a rating below high quality that are backed by an irrevocable letter of credit or guarantee as described above will be purchased only if the Adviser, acting as described above, determines after an analysis of, among other factors, the creditworthiness of the guarantor that such instrument is high quality, and if the rating agency did not include the letter of credit or guarantee in its determination of the instrument's rating. If the rating of a participation interest or trust receipt is reduced subsequent to its purchase by the Portfolio, the Adviser will consider, in accordance with procedures established by the Board of Directors, all circumstances deemed relevant in determining whether the Portfolio should continue to hold the instrument. The guarantor of a participation interest or trust receipt will be treated as a separate issuer. For certain participation interests and trust receipts, the Portfolio will have the unconditional right to demand payment, on not more than seven days' notice, for all or any part of the Portfolio's interest in the security, plus accrued interest. As to these instruments, the Portfolio intends to exercise its right to demand payment only upon a default under the terms of the security, as needed to provide liquidity to meet redemptions, or to maintain or improve the quality of its investment portfolio.

     GUARANTEED INVESTMENT CONTRACTS--Each Portfolio may make limited investments in guaranteed investment contracts ("GICs") issued by highly rated U.S. insurance companies. Pursuant to such a contract, the Portfolio would make cash contributions to a deposit fund of the insurance company's general account. The insurance company would then credit to the Portfolio on a monthly basis interest which is based on an index (in most cases the Salomon Smith Barney CD Index), but is guaranteed not to be less than a certain minimum rate.

ILLIQUID SECURITIES--Each Portfolio may invest up to 15% (10% in the case of each Money Market Portfolio) of the value of its net assets in securities as to which a liquid trading market does not exist, provided such investments are consistent with its investment objective. Such securities may include securities that are not readily marketable, such as certain securities that are subject to legal or contractual restrictions on resale, certain privately negotiated, non-exchange traded options and securities used to cover such options, certain mortgage-backed securities, floating and variable rate demand obligations as to which the Portfolio cannot exercise the related demand feature described above on not more than seven days' notice and as to which there is no secondary market and repurchase agreements providing for settlement in more than seven days after notice. As to these securities, the Portfolio is subject to a risk that should the Portfolio desire to sell them when a ready buyer is not available at a price the Portfolio deems representative of their value, the value of the Portfolio's net assets could be adversely affected.

MORTGAGE-RELATED SECURITIES--(Government Income Portfolio) Mortgage-related securities are a form of Derivative collateralized by pools of commercial or residential mortgages. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. These securities may include complex instruments such as collateralized mortgage obligations, stripped mortgage-backed securities, mortgage pass-through securities, interests in real estate mortgage investment conduits ("REMICs"), adjustable rate mortgages, real estate investment trusts ("REITs"), including debt and preferred stock issued by REITs, as well as other real estate-related securities. The mortgage-related securities in which the Portfolio may invest include those with fixed, floating or variable interest rates, those with interest rates that change based on multiples of changes in a specified index of interest rates and those with interest rates that change inversely to changes in interest rates, as well as those that do not bear interest. Stripped mortgage-backed securities usually are structured with two classes that receive different proportions of interest and principal distributions on a pool of mortgage-backed securities or whole loans. A common type of stripped mortgage-backed security will have one class receiving some of the interest and most of the principal from the mortgage collateral, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the interest-only or "IO" class), while the other class will receive all of the principal (the principal-only or "PO" class).

     Mortgage-related securities are subject to credit risks associated with the performance of the underlying mortgage properties. Adverse changes in economic conditions and circumstances are more likely to have an adverse impact on mortgage-related securities secured by loans on certain types of commercial properties than on those secured by loans on residential properties. In addition, these securities are subject to prepayment risk, although commercial mortgages typically have shorter maturities than residential mortgages and prepayment protection features. In certain instances, the credit risk associated with mortgage-related securities can be reduced by third party guarantees or other forms of credit support. Improved credit risk does not reduce prepayment risk which is unrelated to the rating assigned to the mortgage-related security. Prepayment risk can lead to fluctuations in value of the mortgage-related security which may be pronounced. If a mortgage-related security is purchased at a premium, all or part of the premium may be lost if there is a decline in the market value of the security, whether resulting from changes in interest rates or prepayments in the underlying mortgage collateral. Certain mortgage-related securities that may be purchased by these Portfolios, such as inverse floating rate collateralized mortgage obligations, have coupons that move inversely to a multiple of a specific index which may result in a form of leverage. As with other interest-bearing securities, the prices of certain mortgage-related securities are inversely affected by changes in interest rates. However, though the value of a mortgage-related security may decline when interest rates rise, the converse is not necessarily true, since in periods of declining interest rates the mortgages underlying the security are more likely to be prepaid. For this and other reasons, a mortgage-related security's stated maturity may be shortened by unscheduled prepayments on the underlying mortgages, and, therefore, it is not possible to predict accurately the security's return to the Portfolio. Moreover, with respect to certain stripped mortgage-backed securities, if the underlying mortgage securities experience greater than anticipated prepayments of principal, the Portfolio may fail to fully recoup its initial investment in these securities even if the securities are rated in the highest rating category by a nationally recognized statistical rating organization. During periods of rapidly rising interest rates, prepayments of mortgage-related securities may occur at slower than expected rates. Slower prepayments effectively may lengthen a mortgage-related security's expected maturity which generally would cause the value of such security to fluctuate more widely in response to changes in interest rates. Were the prepayments on the Portfolio's mortgage-related securities to decrease broadly, the Portfolio's effective duration, and thus sensitivity to interest rate fluctuations, would increase. For further discussion concerning the investment considerations involved, see "Description of the Portfolios--Investment Considerations and Risk Factors--Fixed-Income Securities" and "Illiquid Securities" above and "Investment Objectives and Management Policies--Portfolio Securities--Mortgage-Related Securities" in the Statement of Additional Information.

ASSET-BACKED SECURITIES--(Government Income Portfolio) Asset-backed securities are a form of Derivative. The securitization techniques used for asset-backed securities are similar to those used for mortgage-related securities. These securities include debt securities and securities with debt-like characteristics. The collateral for these securities has included home equity loans, automobile and credit card receivables, boat loans, computer leases, airplane leases, mobile home loans, recreational vehicle loans and hospital account receivables. The Portfolio may invest in these and other types of asset-backed securities that may be developed in the future.

     Asset-backed securities present certain risks that are not presented by mortgage-backed securities. Primarily, these securities may provide the Portfolio with a less effective security interest in the related collateral than do mortgage-backed securities. Therefore, there is the possibility that recoveries on the underlying collateral may not, in some cases, be available to support payments on these securities.

AMERICAN DEPOSITARY RECEIPTS--(Large Cap Equity Portfolio, Small Cap Opportunity Portfolio, Mid Cap Portfolio, Equity Value Portfolio and International Equity Portfolio) Each of these Portfolios' assets may be invested in the securities of foreign issuers in the form of American Depositary Receipts ("ADRs"). These securities may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs are receipts typically issued by a United States bank or trust company which evidence ownership of underlying securities issued by a foreign corporation. Generally, ADRs in registered form are designed for use in the United States securities markets. Each of these Portfolios may invest in ADRs through "sponsored" or "unsponsored" facilities. A sponsored facility is established jointly by the issuer of the underlying security and a depositary, whereas a depositary may establish an unsponsored facility without participation by the issuer of the deposited security. Holders of unsponsored depositary receipts generally bear all the costs of such facilities and the depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through voting rights to the holders of such receipts in respect of the deposited securities.

CONVERTIBLE SECURITIES--(Large Cap Equity Portfolio, Small Cap Opportunity Portfolio, Mid Cap Portfolio, Equity Value Portfolio and International Equity Portfolio) Convertible securities may be converted at a stated price within a specified period of time into a specified number of shares of common stock of the same or a different issuer. Convertible securities are senior to common stock in a corporation's capital structure, but usually are subordinated to non-convertible debt securities. While providing a fixed-income stream (generally higher in yield than the income derivable from a common stock but lower than that afforded by a non-convertible debt security), a convertible security also affords an investor the opportunity, through its conversion feature, to participate in the capital appreciation of the common stock into which it is convertible.

WARRANTS--(Large Cap Equity Portfolio, Small Cap Opportunity Portfolio, Mid Cap Portfolio, Equity Value Portfolio and International Equity Portfolio) Each of these Portfolios may invest up to 5% of its net assets in warrants, except that this limitation does not apply to warrants acquired in units or attached to securities. A warrant is an instrument issued by a corporation which gives the holder the right to subscribe to a specified amount of the corporation's capital stock at a set price for a specified period of time.

MUNICIPAL OBLIGATIONS--(Municipal Income Portfolio and Tax Free Money Market Portfolio) Municipal Obligations are classified as general obligation bonds, revenue bonds and notes. General obligation bonds are secured by the issuer's pledge of its faith, credit and taxing power for the payment of principal and interest. Revenue bonds are payable from the revenue derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source, but not from the general taxing power. Industrial development bonds, in most cases, are revenue bonds and generally do not carry the pledge of the credit of the issuing municipality, but generally are guaranteed by the corporate entity on whose behalf they are issued. Notes are short-term instruments which are obligations of the issuing municipalities or agencies and are sold in anticipation of a bond sale, collection of taxes or receipt of other revenues.

TENDER OPTION BONDS--(Municipal Income Portfolio and Tax Free Money Market Portfolio) A tender option bond is a Municipal Obligation (generally held pursuant to a custodial arrangement) having a relatively long maturity and bearing interest at a fixed rate substantially higher than prevailing short-term tax exempt rates, that has been coupled with the agreement of a third party, such as a bank, broker-dealer or other financial institution, pursuant to which such institution grants the security holders the option, at periodic intervals, to tender their securities to the institution and receive the face value thereof. As consideration for providing the option, the financial institution receives periodic fees equal to the difference between the Municipal Obligation's fixed coupon rate and the rate, as determined by a remarketing or similar agent at or near the commencement of such period, that would cause the securities, coupled with the tender option, to trade at par on the date of such determination. Thus, after payment of this fee, the security holder effectively holds a demand obligation that bears interest at the prevailing short-term tax exempt rate. The Adviser, on behalf of the Portfolio, will consider on an ongoing basis the creditworthiness of the issuer of the underlying Municipal Obligation, of any custodian and of the third party provider of the tender option. In certain instances and for certain tender option bonds, the option may be terminable in the event of a default in payment of principal or interest on the underlying Municipal Obligations and for other reasons.

RATINGS--Debt securities which are rated Baa by Moody's are considered medium grade obligations; they are neither highly protected nor poorly secured, and are considered by Moody's to have speculative characteristics. Debt securities rated BBB by S&P are regarded as having adequate capacity to pay interest and repay principal, and while such debt securities ordinarily exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt securities in this category than in higher rated categories. Fitch considers the obligor's ability to pay interest and repay principal on debt securities rated BBB to be adequate; adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these debt securities and, therefore, impair timely payment. Debt securities rated BBB by Duff are considered to have below average protection factors but still considered sufficient for prudent investment.

     The ratings of Moody's, S&P, Fitch and Duff represent their opinions as to the quality of the obligations which they undertake to rate. Ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk of such obligations. Although these ratings may be an initial criterion for selection of portfolio investments, the Adviser also will evaluate such obligations and the ability of their issuers to pay interest and principal. The Portfolios will rely on the Adviser's judgment, analysis and experience in evaluating the creditworthiness of an issuer. In this evaluation, the Adviser will take into consideration, among other things, the issuer's financial resources, its sensitivity to economic conditions and trends, the quality of the issuer's management and regulatory matters.

INVESTMENT COMPANY SECURITIES--Each Portfolio may invest in securities issued by other investment companies which principally invest in securities of the type in which such Portfolio invests. Under the 1940 Act, a Portfolio's investment in such securities currently is limited to, subject to certain exceptions, (i) 3% of the total voting stock of any one investment company, (ii) 5% of such Portfolio's total assets with respect to any one investment company and (iii) 10% of such Portfolio's total assets in the aggregate. Investments in the securities of other investment companies will involve duplication of advisory fees and certain other expenses.

INVESTMENT TECHNIQUES

CALL AND PUT OPTIONS ON SPECIFIED SECURITIES--(Large Cap Equity Portfolio, Small Cap Opportunity Portfolio, Mid Cap Portfolio, Equity Value Portfolio, Government Income Portfolio and International Equity Portfolio) Each of these Portfolios may purchase call and put options in respect of specific securities in which the Portfolio may invest and write covered call and put option contracts. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at the exercise price at any time during the option period. Conversely, a put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at the exercise price at any time during the option period. A covered call option sold by the Portfolio, which is a call option with respect to which the Portfolio owns the underlying security, exposes the Portfolio during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or to possible continued holding of a security which might otherwise have been sold to protect against depreciation in the market price of the security. A covered put option sold by the Portfolio exposes the Portfolio during the term of the option to a decline in price of the underlying security. A put option sold by the Portfolio is covered when, among other things, permissible liquid assets are placed in a segregated account to fulfill the obligation undertaken.

     To close out a position when writing covered options, the Portfolio may make a "closing purchase transaction," which involves purchasing an option on the same security with the same exercise price and expiration date as the option which it has previously written on the security. To close out a position as a purchaser of an option, the Portfolio may make a "closing sale transaction," which involves liquidating its position by selling the option previously purchased. The Portfolio will realize a profit or loss from a closing purchase or sale transaction depending upon the difference between the amount paid to purchase an option and the amount received from the sale thereof.

STOCK INDEX OPTIONS--(Large Cap Equity Portfolio, Small Cap Opportunity Portfolio, Mid Cap Portfolio, Equity Value Portfolio and International Equity Portfolio) Each of these Portfolios may purchase and write put and call options on stock indexes listed on national securities exchanges or traded in the over-the-counter market to the extent of 15% of the value of its net assets. A stock index fluctuates with changes in the market values of the stocks included in the index.

     The effectiveness of the Portfolio's purchasing or writing stock index options will depend upon the extent to which price movements in its portfolio correlate with price movements of the stock index selected. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether the Portfolio will realize a gain or loss from the purchase or writing of options on an index depends upon movements in the level of stock prices in the stock market generally or, in the case of certain indexes, in an industry or market segment, rather than movements in the price of a particular stock. Accordingly, successful use by the Portfolio of options on stock indexes will be subject to the Adviser's ability to predict correctly movements in the direction of the stock market generally or of a particular industry. This requires different skills and techniques than predicting changes in the price of individual stocks.

     When the Portfolio writes an option on a stock index, it will place in a segregated account permissible liquid assets in an amount at least equal to the market value of the underlying stock index and will maintain the account while the option is open or will otherwise cover the transaction.

FUTURES TRANSACTIONS--IN GENERAL--(Large Cap Equity Portfolio, Small Cap Opportunity Portfolio, Mid Cap Portfolio, Equity Value Portfolio and International Equity Portfolio) None of these Portfolios will be a commodity pool. However, as a substitute for a comparable market position in the underlying securities or for hedging purposes, each of these Portfolios may engage in futures and options on futures transactions, as described below.

     The commodities transactions of each of these Portfolios must constitute bona fide hedging or other permissible transactions pursuant to regulations promulgated by the Commodity Futures Trading Commission. In addition, none of these Portfolios may engage in such transactions if the sum of the amount of initial margin deposits and premiums paid for unexpired commodity options, other than for bona fide hedging transactions, would exceed 5% of the liquidation value of the Portfolio's total assets, after taking into account unrealized profits and unrealized losses on such contracts it has entered into; provided, however, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5%. Pursuant to regulations and/or published positions of the Securities and Exchange Commission, each of these Portfolios may be required to segregate permissible liquid assets in connection with its commodities transactions in an amount at least equal to the value of the underlying commodity.

     Initially, when purchasing or selling futures contracts a Portfolio will be required to deposit with the Fund's custodian in the broker's name an amount of cash or cash equivalents up to approximately 10% of the contract amount. This amount is subject to change by the exchange or board of trade on which the contract is traded and members of such exchange or board of trade may impose their own higher requirements. This amount is known as "initial margin" and is in the nature of a performance bond or good faith deposit on the contract which is returned to the Portfolio upon termination of the futures position, assuming all contractual obligations have been satisfied. Subsequent payments, known as "variation margin," to and from the broker will be made daily as the price of the index or securities underlying the futures contract fluctuates, making the long and short positions in the futures contract more or less valuable, a process known as "marking-to-market." At any time prior to the expiration of a futures contract, the Portfolio may elect to close the position by taking an opposite position, at the then prevailing price, which will operate to terminate its existing position in the contract.

     Although each of these Portfolios intends to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the relevant Portfolio to substantial losses. If it is not possible, or the Portfolio determines not, to close a futures position in anticipation of adverse price movements, it will be required to make daily cash payments of variation margin. In such circumstances, an increase in the value of the portion of the portfolio being hedged, if any, may offset partially or completely losses on the futures contract. However, no assurance can be given that the price of the securities being hedged will correlate with the price movements in a futures contract and thus provide an offset to losses on the futures contract.

     To the extent a Portfolio is engaging in a futures transaction as a hedging device, because of the risk of an imperfect correlation between securities in a portfolio that are the subject of a hedging transaction and the futures contract used as a hedging device, it is possible that the hedge will not be fully effective if, for example, losses on the portfolio securities exceed gains on the futures contract or losses on the futures contract exceed gains on the portfolio securities. For futures contracts based on indexes, the risk of imperfect correlation increases as the composition of a Portfolio's investments varies from the composition of the index. In an effort to compensate for the imperfect correlation of movements in the price of the securities being hedged and movements in the price of futures contracts, the Portfolio may buy or sell futures contracts in a greater or lesser dollar amount than the dollar amount of the securities being hedged if the historical volatility of the futures contract has been less or greater than that of the securities. Such "over hedging" or "under hedging" may adversely affect the Portfolio's net investment results if market movements are not as anticipated when the hedge is established.

     Successful use of futures by a Portfolio also is subject to the Adviser's ability to predict correctly movements in the direction of the market or interest rates. For example, if a Portfolio has hedged against the possibility of a decline in the market adversely affecting the value of securities held in its portfolio and prices increase instead, such Portfolio will lose part or all of the benefit of the increased value of securities which it has hedged because it will have offsetting losses in its futures positions. Furthermore, if in such circumstances the Portfolio has insufficient cash, it may have to sell securities to meet daily variation margin requirements. The Portfolio may have to sell such securities at a time when it may be disadvantageous to do so.

     An option on a futures contract gives the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the option exercise period. The writer of the option is required upon exercise to assume an offsetting futures position (a short position if the option is a call and a long position if the option is a put). Upon exercise of the option, the assumption of offsetting futures positions by the writer and holder of the option will be accompanied by delivery of the accumulated cash balance in the writer's futures margin account which represents the amount by which the market price of the futures contract, at exercise, exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the futures contract.

     Call options sold by a Portfolio with respect to futures contracts will be covered by, among other things, entering into a long position in the same contract at a price no higher than the strike price of the call option, or by ownership of the instruments underlying, or instruments the prices of which are expected to move relatively consistently with, the instruments underlying the futures contract. Put options sold by a Portfolio with respect to futures contracts will be covered in the same manner as put options on specific securities as described above.

     STOCK INDEX FUTURES AND OPTIONS ON STOCK INDEX Futures--Each of these Portfolios may purchase and sell stock index futures contracts and options on stock index futures contracts to the extent of 15% of the value of its net assets.

     A stock index future obligates the seller to deliver (and the purchaser to take) an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of the underlying stocks in the index is made. With respect to stock indexes that are permitted investments, each of these Portfolios intends to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity.

     Each of these Portfolios may use index futures as a substitute for a comparable market position in the underlying securities.

LENDING PORTFOLIO SECURITIES--(All Portfolios) From time to time, each Portfolio may lend securities from its investment portfolio to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. Such loans may not exceed 33-1/3% of the value of the relevant Portfolio's total assets. In connection with such loans, each Portfolio will receive collateral consisting of cash or U.S. Government securities which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. Each Portfolio can increase its income through the investment of such collateral. Each Portfolio continues to be entitled to payments in amounts equal to the dividends, interest and other distributions payable on the loaned security and receives interest on the amount of the loan. Such loans will be terminable at any time upon specified notice. A Portfolio might experience risk of loss if the institution with which it has engaged in a portfolio loan transaction breaches its agreement with such Portfolio.

FOREIGN CURRENCY TRANSACTIONS--(International Equity Portfolio) Foreign currency transactions may be entered into for a variety of purposes, including: to fix in U.S. dollars, between trade and settlement date, the value of a security the Portfolio has agreed to buy or sell; to hedge the U.S. dollar value of securities the Portfolio already owns, particularly if it expects a decrease in the value of the currency in which the foreign security is denominated; or to gain exposure to the foreign currency in an attempt to realize gains.

Foreign currency transactions may involve, for example, the Portfolio's purchase of foreign currencies for U.S. dollars or the maintenance of short positions in foreign currencies, which would involve the Portfolio agreeing to exchange an amount of a currency it did not currently own for another currency at a future date in anticipation of a decline in the value of the currency sold relative to the currency the Portfolio contracted to receive in the exchange. The Portfolio's success in these transactions will depend principally on LAM's ability to predict accurately the future exchange rates between foreign currencies and the U.S. dollar.

SHORT-SELLING--(International Equity Portfolio) The Portfolio may engage in short sales of securities. In these transactions, the Portfolio sells a security it does not own in anticipation of a decline in the market value of the security. To complete the transaction, the Portfolio must borrow the security to make delivery to the buyer. The Portfolio is obligated to replace the security borrowed by purchasing it subsequently at the market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Portfolio, which would result in a loss or gain, respectively. The Portfolio also may make short sales "against the box," in which the Portfolio enters into a short sale of a security it owns. Securities will not be sold short if, after effect is given to any such short sale, the total market value of all securities sold short would exceed 25% of the value of the Portfolio's net assets.

FORWARD COMMITMENTS--(All Portfolios) Each Portfolio may purchase securities on a when-issued or forward commitment basis, which means that the price is fixed at the time of commitment, but delivery and payment ordinarily take place a number of days after the date of the commitment to purchase. Each Portfolio will make commitments to purchase such securities only with the intention of actually acquiring the securities, but the Portfolio may sell these securities before the settlement date if it is deemed advisable. The Portfolio will not accrue income in respect of a security purchased on a forward commitment basis prior to its stated delivery date.

BORROWING MONEY--(All Portfolios) As a fundamental policy, each Portfolio is permitted to borrow money in an amount up to 33-1/3% of the value of its total assets. However, each Portfolio currently intends to borrow money only for temporary or emergency (not leveraging) purposes, in an amount up to 33-1/3% of the value of its total assets (including the amount borrowed) valued at the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made. While borrowings exceed 5% of a Portfolio's total assets, such Portfolio will not make any investments. In addition, the Government Money Market Portfolio may borrow for investment purposes on a secured basis through entering into reverse repurchase agreements as described below.

REVERSE REPURCHASE AGREEMENTS--(Government Money Market Portfolio) The Government Money Market Portfolio may enter into reverse repurchase agreements with banks, brokers or dealers. Reverse repurchase agreements involve the transfer by the Portfolio of an underlying debt instrument in return for cash proceeds based on a percentage of the value of the security. The Portfolio retains the right to receive interest and principal payments on the security. The Portfolio will use the proceeds of reverse repurchase agreements only to make investments which generally either mature or have a demand feature to resell to the issuer at a date simultaneous with or prior to the expiration of the reverse repurchase agreement. At an agreed upon future date, the Portfolio repurchases the security at principal plus accrued interest. In certain types of agreements, there is no agreed upon repurchase date and interest payments are calculated daily, often based on the prevailing overnight repurchase rate. As a result of these transactions, the Portfolio may be exposed to greater potential fluctuations in the value of its assets and its net asset value per share. Interest costs on the money borrowed may exceed the return received on the securities purchased. The Fund's Directors have considered the risks to the Government Money Market Portfolio and its shareholders which may result from the entry into reverse repurchase agreements and have determined that the entry into such agreements is consistent with the Portfolio's investment objective and management policies.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND IN THE FUND'S OFFICIAL SALES LITERATURE IN CONNECTION WITH THE OFFER OF THE FUND'S SHARES, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER IN ANY STATE IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFERING MAY NOT LAWFULLY BE MADE.